UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Materials Pursuant to § 240.14a-12

Minerals Technologies Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒
No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transactions applies:

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(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of 2017 Annual Meeting
of Shareholders and Proxy Statement
Wednesday, May 17, 2017 at 9:00 a.m., local time
1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017-6707
Dear Fellow Shareholder:
You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Minerals Technologies Inc. (the “Company,” “MTI,” “we,” or “us”), which will be held on Wednesday, May 17, 2017, at 9:00 a.m., at 1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017.
At this year’s meeting, you will be asked to consider and to vote upon the election of two directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.
You will also be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year. The Board continues to be satisfied with the services KPMG LLP has rendered to the Company and unanimously recommends that you vote FOR this proposal.
You will also be asked to approve, on an advisory basis, the 2016 compensation of our named executive officers as described in this Proxy Statement. Your Board of Directors unanimously recommends that you vote FOR the advisory vote approving 2016 executive compensation.
You will also be asked to vote, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. Your Board of Directors unanimously recommends that you vote for the holding of an advisory vote on the compensation of named executive officers every ONE YEAR.
Lastly, you will also be asked to consider a shareholder proposal described in the Proxy Statement, if properly presented at the meeting. Your Board of Directors unanimously recommends that you vote AGAINST this proposal.
The five items upon which you will be asked to vote are discussed more fully in the Proxy Statement. I urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.
It is anticipated that this Proxy Statement, the accompanying Proxy and the Company’s 2016 Annual Report will first be available to shareholders on or about April 5, 2017 on the web site www.proxyvote.com and, if requested, a paper copy of this Proxy Statement, the accompanying Proxy and the Company’s 2016 Annual Report will be mailed to the Company’s shareholders. A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement, Proxy and the Company’s 2016 Annual Report and vote through the Internet, or by telephone, will be mailed to our shareholders (other than those who previously requested electronic or paper delivery) on the same date as this Proxy Statement, the accompanying Proxy and the Company’s 2016 Annual Report is first available to shareholders.
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 9 of this Proxy Statement, or if you requested to receive printed proxy materials, your enclosed proxy card. If you return a signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations. You may, of course, attend the meeting and vote in person, even if you have previously submitted a proxy.
April 5, 2017
Sincerely,

Duane R. Dunham Chairman of the Board	Douglas T. Dietrich Chief Executive Officer

 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Minerals Technologies Inc.
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
May 17, 2017

The Annual Meeting of Shareholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Wednesday, May 17, 2017 at 9:00 a.m., at 1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017, to consider and take action on the following items:
1.
the election of two directors;

2.
a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Minerals Technologies Inc. for the 2017 fiscal year;

3.
an advisory vote to approve executive compensation;

4.
an advisory vote on the frequency of future advisory executive compensation votes;

5.
a shareholder proposal, if properly presented at the meeting; and

6.
any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.

Shareholders of record as of the close of business on March 21, 2017 are entitled to notice of and to vote at the meeting.
April 5, 2017
New York, New York
By Order of the Board of Directors,
Thomas J. Meek
Senior Vice President, General Counsel,
Human Resources, Secretary and Chief Compliance Officer
You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 9 of this Proxy Statement, or if you requested to receive printed proxy materials, your enclosed proxy card. If you return a signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations. You may, of course, attend the meeting and vote in person, even if you have previously submitted a proxy.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE MINERALS TECHNOLOGIES INC. ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2017
The 2017 Proxy Statement and 2016 Annual Report to Shareholders are available at:
www.proxyvote.com
MINERALS TECHNOLOGIES   2017 Proxy Statement1

 PROXY SUMMARY
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K.
2017 Annual Meeting of Shareholders
Date and Time: May 17, 2017, 9:00 a.m.
Place: 1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017
Record Date: March 21, 2017
Voting Matters and Board Recommendations
Our Board’s Recommendation
Proposal	Issue	FOR
Item 1.	Director Nomination	☑
01	Elect Joseph C. Breunig	☑
02	Elect Duane R. Dunham	☑
Item 2.	Ratification of Approval of Auditors for 2017 Fiscal Year	☑
Item 3.	Advisory Vote to Approve Executive Compensation	☑
Item 4.	Advisory Vote on the Frequency of Future Advisory Executive Compensation Votes	ONE YEAR
Proposal	Issue	AGAINST
Item 5.	Shareholder Proposal Regarding Proxy Access	☑
2016 Highlights
•
Record Annual Earnings for MTI

•
Record Annual Earnings for Specialty Minerals and Performance Materials Segments

•
Strong Operating Margins—15.7%

•
Strong China Sales Growth—9% for Full Year

•
Strong Performance for Refractories Segment in Weak Markets

•
Successful Restructuring of Energy Services

•
7% Productivity Improvement for the Year

•
$190 Million Debt Reduction for Full Year

•
In 2016, the Company continued to deliver strong operating results despite significant transition during the year. In September 2016, our Chairman and Chief Executive Officer, Joseph C. Muscari, passed away unexpectedly, and in December 2016, the Board elected Douglas T. Dietrich as Chief Executive Officer. The Company nevertheless maintained focus on its financial performance and execution of its strategies of geographic expansion and new product innovation.

2MINERALS TECHNOLOGIES   2017 Proxy Statement

 PROXY SUMMARY
•
The Company achieved record earnings for the seventh consecutive year with earnings of  $4.47 per share, excluding special items, as compared with $4.31 per share in 2015. This represents 85% accretion over MTI’s 2013 pre-acquisition earnings of  $2.42 per share as we have doubled the size and increased the value of MTI through the 2014 acquisition of AMCOL International. These earnings were accomplished through growth in our key businesses, effective cost control and successful integration of the businesses acquired as part of the AMCOL acquisition. In 2016, we improved our earnings despite the significant loss of revenue from the Energy Services segment due to weak market conditions in the oil and gas sector. Additionally, foreign exchange had a negative impact on sales of  $34 million and operating income of $5 million.

EPS* Accretion From Acquisition

Accretion
85% Growth
$2.16
$2.42
$4.00
$4.31
$4.47
$1.58
$1.89
$2.05
2012
2013
2014
2015
2016

*Excludes special items

•
Operating income was $257.2 million and increased to 15.7% of sales as compared to 14.3% in 2015.

MINERALS TECHNOLOGIES   2017 Proxy Statement3

 PROXY SUMMARY
•
EBITDA more than doubled from pre-acquisition levels and was $353 million in 2016 representing 21.5% of sales.

EBITDA* Trends
($M)

EBITDA
% of Sales
165
171
324
361
353
16.5%
16.8%
18.8%
20.1%
21.5%
2012
2013
2014
2015
2016

* Excludes special items

•
Four of the five business segments generated double digit operating margins.

•
We achieved record earnings in our two largest segments, Specialty Minerals and Performance Materials.

•
Our cash flow from operations for the year was strong at $225 million. We have repaid $190 million of Term Loan debt in 2016 and $480 million since the acquisition in 2014. Our net leverage ratio at the end of 2016 was 2.5.

Debt Payment
Leverage Ratio
AMCOL Acquisition
4.5
4.2
$38
$62
3.8
$40
3.2
$50
3.0
$50
2.9
$50
2.8
$40
2.8
$50
2.7
$50
2.6
$50
2.5
May-14
Q3 14
Q4 14
Q1 15
Q2 15
Q3 15
Q4 15
Q1 16
Q2 16
Q3 16
Q4 16

•
We continue to be a strong operating company with continued productivity improvement, employee engagement and significant cost savings. In 2016, productivity improved 7 percent which resulted in savings of over $5 million.

4MINERALS TECHNOLOGIES   2017 Proxy Statement

 PROXY SUMMARY
•
Our efforts to embed Operational Excellence and Lean principles into the Company began in 2007. In 2016 our employees held almost 4,000 Total Kaizen events (Kaizen events are highly focused improvement workshops that address a particular process or area) and generated over 45,097 ideas of which 70% were implemented.

•
We had a strong safety performance in 2016 and are approaching world class safety levels.

Safety: Historical Injury Rates
(Injuries/100 Employees)

3.079
2.630
2.056
1.666
1.414
1.340
1.594
1.155
1.230
1.250
0.939
0.970
0.613
0.748
0.648
0.383
0.386
0.400
0.400
0.260
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Lost Workday Injury Rate
Recordable Injury Rate

•
The Company continued to execute on its geographic expansion growth strategy. In 2016, we began operations at a new PCC satellite facility in China. The Company’s sales in China in 2016 grew 9% over 2015. Performance Materials grew 11% over prior year and PCC grew 12% from 2015 levels.

•
The Company continues to see progress in its major growth strategy of developing and commercializing new products. We presently have twenty-six commercial contracts for FulFill®, our platform of technologies for high filler loading. We continue to increase sales of our new lightweight pet litter products. In 2016, we also formed an EcoPartnership in China with the Sun Paper Group and Tsinghua University’s School of Engineering to pilot innovation with our New YieldTM process technology aimed at reducing soil and ground water pollution by converting a waste stream from the papermaking process into a useable filler for paper. Other technologies that have matured over the last year that we will begin marketing in China include geosynthetic clay liners, such as Resistex®, for environmental solutions to such problems as coal ash and red mud containment, and our Enersol® crop enhancement products.

MINERALS TECHNOLOGIES   2017 Proxy Statement5

 PROXY SUMMARY
Corporate Governance Highlights
In 2016, we continued to extensively engage with our shareholders to determine how our corporate governance and compensation practices can be improved and, as a result of our engagement, implemented majority voting for directors and revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control to three times the officer’s base salary and target bonus, which we believe is in line with market practice. In addition, after the passing of Mr. Muscari in September 2016, the Board determined that it would be in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles.
Executive Compensation Highlights
The Company has consistently delivered significant returns to its shareholders. In 2016, we achieved record earnings per share—a key metric of Company performance that we believe correlates to shareholder value—for the seventh year in a row. We achieved this performance despite significant transition for the Company during the year. After our Chairman and Chief Executive Officer, Joseph C. Muscari, passed away unexpectedly in September 2016, our Board of Directors elected Duane R. Dunham, a Director of the company, to succeed Mr. Muscari as Chairman of the Board. The Board also named Douglas T. Dietrich and Thomas J. Meek, Senior Vice Presidents of the Company, as Interim Co-Chief Executive Officers. In December 2016, the Board elected Mr. Dietrich as permanent Chief Executive Officer. Under the compensation arrangements agreed with Mr. Dietrich at the time of his election as Chief Executive Officer, he will receive an annual base salary for 2017 of  $800,000, and will have an initial target performance-based annual bonus for 2017 of  $800,000, and was granted long-term incentive awards, consisting of Deferred Restricted Stock Units (DRSUs), options to purchase shares of Company common stock, and Performance Units under the Company’s long-term incentive plan, having an aggregate value of  $2,400,000.
The following illustrates the compensation of our Chief Executive Officer over the past three years and Mr. Dietrich’s target compensation for 2017. For reference, we also illustrate the Company’s earnings per share over the past three years.
*
2014 and 2015 CEO Total Compensation as set forth in the Summary Compensation Table for Mr. Joseph C. Muscari, who was Chairman and Chief Executive Officer through September 2016. 2016 CEO Total Compensation includes compensation earned by Mr. Muscari through his death (including the value of options and DRSUs granted to Mr. Muscari in January 2016 that were ultimately forfeited upon his death) and the incremental compensation of the Interim Co-Chief Executive Officers, Mr. Douglas T. Dietrich and Mr. Thomas J. Meek earned for their services in such positions from September 2016 through December 2016. In December 2016, Mr. Dietrich was elected Chief Executive Officer.

**
2017 Target compensation for Mr. Dietrich.

***
Excludes special items.

6MINERALS TECHNOLOGIES   2017 Proxy Statement

 PROXY SUMMARY
For those who wish to consider total shareholder return when evaluating executive compensation, the graphs below compare:
•
The Company’s cumulative 1-year total shareholder return (“TSR”) on its common stock with the cumulative total returns of the S&P 500 Index, the Dow Jones US Industrials Index, the S&P Midcap 400 Index, the Dow Jones US Basic Materials Index and the S&P Midcap 400 Materials Sector.

•
The Company’s cumulative 3-year total shareholder return on its common stock with the cumulative total returns of the comparator group used for the Company’s long-term incentive plan during this period (see page 54).

These graphs track the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) over the covered periods. In each case, the performance of our stock exceeds all of the comparator indices.
MINERALS TECHNOLOGIES   2017 Proxy Statement7

 PROXY SUMMARY
Consideration of Results of 2016 Shareholder Advisory Vote
We engage in an extensive, ongoing shareholder engagement effort that we began in 2012. This consists of discussing corporate governance and compensation matters with our shareholders before the annual meeting, as well as during proxy voting. We also engage with proxy advisory firms that represent the interests of various shareholders. We continued this shareholder outreach program in 2016, including contacting all of our top 49 shareholders, who at the time collectively held in excess of 83% of our stock. Specifically, we solicited our shareholders’ views on whether they considered the disclosure in our proxy statement sufficient and understandable, whether they had any concerns with our executive compensation program, especially our program’s design and the linkage between pay and performance, and whether there were any other ways we could enhance our corporate governance structure to be more effective in driving shareholder value. We also specifically requested feedback on the issue of proxy access. The shareholders that engaged with us responded positively with respect to our 2016 disclosure, to the changes we have made to our executive compensation program and corporate governance, and to the linkage between pay and performance under our executive compensation program.
At our 2016 Annual Meeting, our shareholders approved the 2015 compensation of our named executive officers with 61% of the shares voting on the matter at the meeting voting in favor. We believe that the approval of our 2016 “Say-on-Pay” proposal resulted in large measure from our shareholder engagement effort. In particular, during our outreach efforts, shareholders identified a number of improvements to our executive compensation program and corporate governance that they would like to see the Company implement. As result, in 2016 we implemented majority voting for directors. We also revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control to three times the officer’s base salary and target bonus, which we believe is in line with market practice. And, after the passing of Mr. Muscari in September 2016, the Board determined that it would be in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles.
The following is a sampling of several of the comments we received from our shareholders through this engagement process that reflected the overall response:
“Your company is open and transparent in its disclosures and our conversations are always very candid.”
“MTX did a good job in creating value during 2016 when the oil and gas and steel markets were in decline.”
“Thank you for reaching out to have an exchange on Corporate Governance.”

“I appreciate the company highlights and thus holds management accountable to the AMCOL accretion plan also making the share price performance chart front and center. Too many companies have relegated this to the 10K making it cumbersome to have the chart easily available when reviewing the comp.”

“[Companies] need separation of the two roles [of Chairman and CEO] to feel the shareholder is properly represented.”
“Appreciate the detail on the personal objectives especially as you are above average with a 30% component weighting.”
“Pleased to see you kept in step with others and went to majority voting.”
As a result of the majority of shares favoring our “Say-on-Pay” proposal at our 2016 Annual Meeting, and the positive feedback we received during our 2016 shareholder outreach program, we have substantially maintained our executive compensation policies. The Compensation Committee will continue to consider the views of our shareholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.
8MINERALS TECHNOLOGIES   2017 Proxy Statement

 PROXY STATEMENT

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017-6707
April 3, 2017
PROXY STATEMENT
This proxy statement (“Proxy Statement”) contains information related to the annual meeting of shareholders (“Annual Meeting”) of the Company, to be held at 9:00 a.m. on Wednesday, May 17, 2017, at 1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
1.
Why am I being sent these materials?

The Company has made these materials available to you on the internet, or, upon request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Annual Meeting. If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled.
2.
Who is asking for my proxy?

The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.
3.
What is the agenda for the Annual Meeting?

At the Annual Meeting, shareholders will vote on five items: (i) the election of Joseph C. Breunig and Duane R. Dunham as members of the Board of Directors, (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm, (iii) an advisory vote to approve executive compensation, (iv) an advisory vote on the frequency of future advisory executive compensation votes, and (v) a shareholder proposal regarding proxy access, if properly presented at the meeting. Also, management will make a brief presentation about the business of the Company, and representatives of KPMG will make themselves available to respond to any questions from the floor.
The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting and, if such matters arise, the individuals named in the proxy will vote according to their best judgment.
4.
How does the Board of Directors recommend I vote?

The Board unanimously recommends that you vote for the nominee for directors, Joseph C. Breunig and Duane R. Dunham, for ratification of the appointment of KPMG to continue as our auditors, for the advisory vote approving 2016 executive compensation, one year for the advisory vote on the frequency of future advisory executive compensation votes and against the shareholder proposal regarding proxy access, if properly presented at the meeting.
MINERALS TECHNOLOGIES   2017 Proxy Statement9

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
5.
Who can attend the Annual Meeting?

Any shareholder of the Company, employees, and other invitees may attend the Annual Meeting.
6.
Who can vote at the Annual Meeting?

Anyone who owned shares of our common stock at the close of business on March 21, 2017 (the “Record Date”) may vote those shares at the Annual Meeting. Each share is entitled to one vote.
7.
What constitutes a quorum for the meeting?

According to the by-laws of the Company, a quorum for all meetings of shareholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 35,077,472 shares of common stock issued and outstanding, so at least 17,538,737 shares must be represented at the meeting for business to be conducted.
Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining.
Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.
If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.
8.
How many votes are required for each question to pass?

In 2016, our Board of Directors amended the Company’s by-laws to provide for majority voting for directors. Directors are now elected by the vote of the majority of the votes cast in uncontested elections. All other questions are determined by a majority of the votes cast on the question, except as otherwise provided by law or by the Certificate of Incorporation.
9.
What is the effect of abstentions and broker non-votes?

Under New York Stock Exchange Rules, the proposal to ratify the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the advisory vote to approve executive compensation, the advisory vote on future advisory executive compensation votes, and the shareholder proposal regarding proxy access, if properly presented, are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors, the advisory vote to approve executive compensation, the advisory vote on the frequency of future advisory executive compensation votes, or the shareholder proposal regarding proxy access, if properly presented. Similarly, abstentions will be included in the calculation of the number of votes considered to be present for purposes of determining a quorum, but will have no effect on the outcome of the vote for Directors, the ratification of the appointment of independent auditors, the advisory vote to approve executive compensation, the advisory vote on the frequency of future advisory executive compensation votes or the shareholder proposal regarding proxy access, if properly presented.
10.
Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will serve as inspector of election.
10MINERALS TECHNOLOGIES   2017 Proxy Statement

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
11.
Who are the Company’s largest shareholders?

As of January 31, 2017, Blackrock Inc. owned 9.8%; Vanguard Group Inc. owned 7.8% and T. Rowe Price Associates, Inc. owned 7.8%. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of the Company’s common stock.
12.
How can I cast my vote?

You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.
If you are an employee who participates in the Company’s Savings and Investment Plan (the Company’s 401(k) plan), to vote your shares in the Plan you must provide the trustee of the Plan with your voting instructions in advance of the meeting. You may do so by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instructions provided in the proxy card. You cannot vote your shares in person at the Annual Meeting; the trustee is the only one who can vote your shares at the Annual Meeting. The trustee will vote your shares as you instruct. If the trustee does not receive your instructions, your shares generally will be voted by the trustee in proportion to the way the other Plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (EDT) on May 15, 2017.
13.
What if I submit a proxy but don’t mark it to show my preferences?

If you return a properly signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations on all proposals.
14.
What if I submit a proxy and then change my mind?

If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures. Employee Savings and Investment Plan participants can notify the Plan trustee in writing that prior voting instructions are revoked or are changed.
15.
Who is paying for this solicitation of proxies?

The Company pays the cost of this solicitation. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to assist in this solicitation of proxies, and we have agreed to pay that firm $5,500 for its assistance, plus expenses.
16.
Where can I learn the outcome of the vote?

The Secretary will announce the preliminary voting results at the Annual Meeting, and we will publish the final results in a current report on Form 8-K which will be filed with the Securities and Exchange Commission as soon as practicable after the Annual Meeting.
MINERALS TECHNOLOGIES   2017 Proxy Statement11

 CORPORATE GOVERNANCE
CORPORATE GOVERNANCE

Our Board of Directors (the “Board”) oversees the activities of our management in the handling of the business and affairs of our company and assures that the long-term interests of the shareholders are being served. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance. The Board has adopted a number of policies with respect to our corporate governance, including the following: (i) a set of guidelines setting forth the operation of our Board and related governance matters, entitled “Corporate Governance Guidelines”; (ii) a code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, entitled “Code of Ethics for Senior Financial Officers”; and (iii) a code of business conduct and ethics for directors, officers and employees of the Company entitled “Summary of Policies on Business Conduct.” The Board annually reviews and amends, as appropriate, our governance policies and procedures.
The Corporate Governance Guidelines, the Code of Ethics for Senior Financial Officers and the Summary of Policies on Business Conduct are posted on our website, www.mineralstech.com, under the links entitled “Our Company,” then “Corporate Responsibility,” and then “Policies and Charters,” and are available in print at no charge to any shareholder who requests them by writing to Secretary, Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707.

Meetings and Attendance

The Board met eight times in 2016. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served in 2016. At each regular meeting of the Board, the independent (non-management) directors have an opportunity to meet in executive session outside the presence of Mr. Dietrich, the Company’s sole non-independent (management) director or any other member of management.
Under our Corporate Governance Guidelines, all members of the Board are expected to attend the Annual Meeting of Shareholders. All of the members of the Board attended last year’s Annual Meeting of Shareholders.

Director Independence

The Board has adopted the following categorical standards to guide it in determining whether a member of the Board can be considered “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange: A director will not be independent if, within the preceding three years:
•
the director was employed by the Company, or an immediate family member of the director was employed by the Company, as an executive officer;

•
the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pensions or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
the director was employed by or affiliated with the Company’s independent registered public accounting firm or an immediate family member of the director was employed by or affiliated with the Company’s independent registered public accounting firm in a professional capacity;

•
the director or an immediate family member was employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee; and

•
the director was an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to, or received payments from, the Company for goods or services in an amount which, in any single fiscal year, exceeded the greater of   $1,000,000 or 2% of the other company’s consolidated gross revenues.

In the case of each director who qualifies as independent, the Board is aware of no relationships between the director and the Company and its senior management, other than the director’s membership on the Board of the Company and on committees of the Board. As a result of its application of the categorical standards and the absence of other relationships, the Board has affirmatively determined (with each member abstaining from consideration of his or her own independence) that none of the non-employee members of the Board violates the categorical standards or otherwise has a relationship with the Company and, therefore, each is independent. Specifically, the Board has affirmatively determined

12MINERALS TECHNOLOGIES   2017 Proxy Statement

 CORPORATE GOVERNANCE
that Mr. Joseph C. Breunig, Mr. John J. Carmola, Dr. Robert L. Clark, Mr. Duane R. Dunham, Mr. Marc E. Robinson,
Ms. Barbara R. Smith and Dr. Donald C. Winter, comprising all of the non-employee directors, are independent.

Board Leadership Structure

The Board continuously evaluates its leadership structure. After the passing of Mr. Muscari in September 2016, the Board determined that it would be in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles, with Mr. Duane R. Dunham serving as Chairman of the Board. Mr. Dunham has been an independent Director of the Company since 2002. Upon his election as Chief Executive Officer, Mr. Dietrich was also elected to the Board. All directors, with the exception of Mr. Dietrich, are independent. In practice, the Board continues to act cooperatively. Mr. Dunham and Mr. Dietrich develop Board agendas in consultation with other Board members, who may request an item be added to the agenda.
The Board expects the independent directors to work collaboratively to discharge their Board responsibilities, including in determining items to be raised in the executive session meetings of independent directors, and directors responsible for presiding over such meetings. The Company believes that this approach effectively encourages full participation by all Board members in relevant matters, while avoiding unnecessary hierarchy. It provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The Board believes that additional structure or formalities would not enhance the substantive corporate governance process and could restrict the access of individual Board members to management.
The Board recognizes that there is no single, generally accepted approach to providing Board leadership. While the Corporate Governance Guidelines currently provide for the foregoing leadership structure, the Board reserves the right to adopt a different policy as circumstances warrant.

Board Size and Committees

It is the policy of the Company that the number of Directors should not exceed a number that can function efficiently as a body. The Board currently consists of eight members, seven of whom have been affirmatively determined to be independent. The Board currently has the following Committees: Audit, Compensation, and Corporate Governance and Nominating.
Each Committee consists entirely of independent, non-employee directors. The responsibilities of such Committees are more fully discussed below under “Committees of the Board.” The Corporate Governance and Nominating Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board and its Committees.

Identification and Evaluation of Directors

The Corporate Governance and Nominating Committee is charged with seeking individuals qualified to become directors and recommending candidates for all directorships to the full Board. The Committee considers director candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.
While the Board has not established any minimum set of qualifications for membership on the Board, candidates are selected for, among other things, their integrity, independence, diversity, range of experience, leadership, the ability to exercise sound judgment, the needs of the Company and the range of talent and experience already represented on the Board. See “—Director Qualifications and Diversity Considerations” below for detailed information concerning directors’ qualifications. The Committee considers director candidates suggested by members of the Committee, other directors, senior management and shareholders. The Committee has the authority to use outside search consultants at its discretion. Final approval of a candidate is determined by the full Board.
Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of Secretary, Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the criteria discussed below. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the Committee as other suggestednominees. Shareholders wishing to nominate a director directly at a meeting of shareholders should follow the procedures set forth in the Company’s by-laws and described under “—Shareholder Proposals and Nominations,” below.

MINERALS TECHNOLOGIES   2017 Proxy Statement13

 CORPORATE GOVERNANCE
Director Qualifications and Diversity Considerations

Directors are responsible for overseeing the Company’s business and affairs consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes, skills and experiences. The Board and Corporate Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Members of the Board should have a background and experience in areas important to the operations and strategy of the Company. Experience in technology, finance, manufacturing, marketing and the key global markets of the Company are among the most significant qualifications of a director. It is expected that candidates will have an appreciation of the responsibilities of a director of a company whose shares are listed on a national securities exchange. The Board and Committee also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.
The Board does not have a specific diversity policy, but believes that the composition of the Board should reflect sensitivity to the need for diversity as to geography, gender, ethnic background, profession, skills and business experience. The Committee considers the need for diversity on the Board as an important factor when identifying and evaluating potential director candidates. However, the Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. The Board believes that its members provide a significant composite mix of experience, knowledge and abilities that contribute to a more effective decision-making process and allow the Board to effectively fulfill its responsibilities.
Set forth below is a summary of the specific qualifications, attributes, skills and experience of our directors:
Joseph C. Breunig
•
Industry and Technology Experience—Former Vice President, Chemicals at Axiall Corporation and Former Executive Vice President and Chief Operating Officer at BASF Corporation, the world’s leading chemical company.

•
Operational Experience—Extensive experience in engineering, management, marketing and operations.

John J. Carmola
•
Relevant President Experience—Former Segment President at Goodrich Corporation and former President, Aerospace Customers and Business Development of United Technologies.

•
Operational and Engineering Experience—Extensive experience in engineering, management, product delivery and operations.

Robert L. Clark
•
Industry and Technology Experience—Extensive academic experience in the materials science field at the University of Rochester and Duke University.

•
Research and Development Expertise—Extensive research and development experience through various roles, including his current position as Senior Vice President for Research, University of Rochester, and formerly Senior Associate Dean for Research, Pratt School of Engineering, Duke University and Vice President and Senior Research Scientist for Adaptive Technologies Incorporated.

•
Intellectual Property Management Experience—Founder of the intellectual property company SparkIP.

•
Process Manufacturing Expertise—Holds a Ph.D. in Mechanical Engineering from Virginia Polytechnic Institute and State University and research in this field.

•
Government Contracting Expertise—Headed numerous research programs funded by government agencies, including the National Aeronautics and Space Administration and the National Science Foundation.

Duane R. Dunham
•
Relevant Chief Executive Officer/President Experience—Former Chairman and Chief Executive Officer of Bethlehem Steel Corporation.

•
Industry and Technology Experience—Extensive experience in the steel industry, one of the Company’s most important market areas.

•
Board Experience—Prior service on the Company’s Board, as well as on the board of Bethlehem Steel Corporation.

•
Operational Experience—Experience in manufacturing, management and operations, mining operations and reserves, marketing, labor relations, environmental, health and safety oversight, compensation, and human resources oversight with Bethlehem Steel Corporation.

Douglas T. Dietrich
•
Relevant Chief Executive Officer/President Experience—Chief Executive Officer of the Company effective December 13, 2016.

•
Operational and Engineering Experience—Extensive experience in engineering, management, product delivery and operations.

•
High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with the Company and Alcoa Inc.

•
Industry and Technology Experience—Extensive experience in the manufacturing field.

14MINERALS TECHNOLOGIES   2017 Proxy Statement

 CORPORATE GOVERNANCE
•
Extensive International Experience—Experience from leadership positions with several international divisions of Alcoa Inc.

Marc E. Robinson
•
High Level of Financial Literacy—Extensive experience in managing global and regional business units for Johnson & Johnson, Pfizer Inc, and Warner-Lambert Company.

•
Industry and Technology Experience—Extensive strategic and operational experience in the consumer health care industry, with special focus in marketing, sales, research and development, finance, and human resources at Johnson & Johnson, Pfizer Inc, and Warner-Lambert Company.

•
Operational Experience—Extensive experience in innovation, human capital development, mergers and acquisitions, licensing, and global marketing.

•
Global Expertise—Extensive global experience managing large multi-functional businesses in emerging and developed markets in North America, Europe, Pacific, Asia, and Latin America.

Barbara R. Smith
•
High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with Commercial Metals Company, Gerdau Ameristeel and FARO Technologies Inc., plus over 20 years’ experience in a variety of financial leadership positions with Alcoa Inc.

•
Industry and Technology Experience—Extensive experience in the steel industry, one of the Company’s most important markets, as well as in the areas of aerospace, automotive and commercial transportation, much of which are cyclical, commodity-based markets like the Company’s.
•
Operational Experience—Experience in manufacturing, mergers and acquisitions, capital markets, and joint ventures.

•
International Experience—Experience from leadership positions in international organizations with Commercial Metals Company, Gerdau Ameristeel, FARO Technologies and Alcoa Inc.

Donald C. Winter
•
Industry and Technology Experience—Extensive experience in the aerospace and defense industry as a systems engineer, program manager and corporate executive.

•
Engineering Expertise—Holds a doctorate in physics from the University of Michigan and elected as a member of the National Academy of Engineering.

•
Operational and International Experience—President and CEO of TRW Systems (later Northrop Grumman Mission Systems) from 2010 to 2012, a business engaged in systems engineering, information technology and services addressing defense, intelligence, civil and commercial markets, with operations throughout the U.S., U.K., Northern and Eastern Europe, the Middle East and the Pacific Rim.

•
Governmental Experience—Served as 74th Secretary of the Navy, where he led America’s Navy and Marine Corps Team, from January 2006 to March 2009.

Board and Committee Self-Evaluation

The members of the Board and each Committee are required to conduct a self-evaluation of their performance. The evaluation process is organized by the Corporate Governance and Nominating Committee, occurs at least annually, and is re-evaluated each year to ensure it complies with current best practices. The evaluation is part of a detailed review of directors’ qualifications for re-nomination.

Term Limits

The Board does not endorse arbitrary term limits on directors’ service. However, it is the policy of the Company that each director shall submit his or her resignation from the Board not later than the date of his or her 72nd birthday. The
Board will then determine whether to accept such resignation. The Board self-evaluation process is an important determinant for continuing service.

Director Stock Ownership Requirements

The Board updated its director stock ownership guidelines in 2012. Under the Company’s Corporate Governance Guidelines, each director is now required to own by the end of the first 36 months of service as a director and maintain throughout their service as a director:
•
At least 400 shares of the Company’s common stock outright (excluding any stock units awarded by the Company and any unexercised stock options); and

MINERALS TECHNOLOGIES   2017 Proxy Statement15

 CORPORATE GOVERNANCE
•
a number of shares equal to five times the then current annual cash retainer for directors (inclusive of any stock units, restricted stock or similar awards by the Company in connection with service as an employee or Director, and, if applicable, shares purchased with amounts invested in the MTI retirement plans, but excluding any unexercised stock options).

As of January 31, 2017, all of the Company’s directors who had served the 36 months for this requirement to apply met the requirement.

The Board’s Role in Risk Oversight

The Board has responsibility for risk oversight, including understanding critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, and seeing that such risk management processes are functioning adequately. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Company’s management has several layers of risk oversight, including through the Company’s Strategic Risk Management Committee and Operating Risk Management Committee.
Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed, including reports by the Strategic Risk Management Committee to the Board that are at least annual.
The Board implements its risk oversight function both as a whole and through Committees, which regularly provides reports regarding their activities to the Board. In accordance with New York Stock Exchange requirements, the Audit Committee regularly reviews the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, and assists in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. The Audit Committee also reviews risks relating to cyber security. The Governance Committee reviews the risks associated with the Company’s governance practices, such as any lack of independence of directors. The Compensation Committee considers risks related to the attraction and retention of personnel and risks relating to the design of compensation programs and arrangements applicable to both employees and executive officers, including the Company’s annual incentive and long-term incentive programs. We have concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

The Board’s Role in Succession Planning

The Board regularly reviews plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions.
During the past year, the Board conducted an extensive search process for a new Chief Executive Officer following
Mr. Muscari’s passing. This resulted in Mr. Dietrich becoming our Chief Executive Officer. Prior to promoting Mr. Dietrich to permanent Chief Executive Officer, the Board appointed Mr. Dietrich, at the time our Chief Financial Officer, and Thomas J. Meek, our Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer, to serve in the additional capacities of Interim Co-Chief Executive Officers. The quality leadership provided by Mr. Dietrich and Mr. Meek during that interim period allowed the Board sufficient time to ensure that its search process resulted in hiring the right candidate to lead the Company going forward.

Shareholder Proposals and Nominations

The Company’s by-laws describe the procedures that a shareholder must follow to nominate a candidate for director or to introduce an item of business at a meeting of shareholders. These procedures provide that nominations for directors and items of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of Minerals Technologies Inc. at 622 Third Avenue, New York, New York 10017-6707. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year’s annual meeting. Therefore, for purposes of the 2018 annual meeting, any nomination or proposal must be received between February 16 and March 8, 2018. With respect to any other meeting of shareholders, the nomination or item of business must be received not later than the close of

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 CORPORATE GOVERNANCE
business on the tenth day following the date of our public announcement of the date of the meeting. Under the rules of the Securities and Exchange Commission (“SEC”), if a shareholder proposal intended to be presented at the 2018 annual meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at the address above no later than 120 days before the anniversary of the mailing date of the Company’s proxy statement in connection with the 2017 annual meeting. Therefore, for purposes of the 2018 annual meeting, any such proposal must be received no later than December 6, 2017.
The nomination or item of business must contain:
•
The name and address of the shareholder giving notice, as they appear in our books (and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made);

•
the class and number of shares of stock owned of record or beneficially by the shareholder giving notice (and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made);

•
a representation that the shareholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and

•
a representation whether the shareholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from shareholders in support of the nomination or proposal.
Any notice regarding the introduction of an item of business at a meeting of shareholders must also include:
•
A brief description of the business desired to be brought before the meeting;

•
the reason for conducting the business at the meeting;

•
any material interest in the item of business of the shareholder giving notice (and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made); and

•
if the business includes a proposal to amend the by-laws, the language of the proposed amendment.

Any nomination of a candidate for director must also include:
•
A signed consent of the nominee to serve as a director, and a written representation by the nominee that, if elected, he or she will comply with all of the Company’s policies and guidelines applicable to the directors;

•
the name, age, business address, residential address and principal occupation or employment of the nominee;

•
the number of shares of the Company’s common stock beneficially owned by the nominee; and

•
any additional information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of that nominee as a director.

Majority Voting

The Company’s by-laws provide for majority voting for directors. Under the by-laws, in order for a director to be elected at the annual meeting in an uncontested election, a majority of the votes cast with respect to the director’s election must be cast “for” the director. Any nominee for director who is an incumbent director and receives a greater number of votes “withheld” or “against” his or her election than votes “for” his or her election must, under the Company’s Corporate Governance Guidelines, promptly tender his or her resignation to the Chairman of the Corporate Governance and Nominating Committee. The Committee must then recommend to the Board, within 90 days after the election, whether to accept or reject the resignation. Regardless of whether the Board accepts or rejects the tendered resignation, the Company must then promptly file a Current Report on Form 8-K with the SEC in which it publicly discloses and explains the Board’s decision. In the event of a contested election of directors (an election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected), directors will continue to be elected by the vote of a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.

Communications with Directors

Shareholders and any other interested parties may communicateby e-mail with the independent members of the Board at the following address: independent.directors@mineralstech.com. The independent members of the Board have access to all messages sent to this address; the messages are monitored by the office of the General Counsel of the Company. No message sent to this address will be deleted without the approval of the chair of the committee of the Board with primary responsibility for the principal subject matter of the message.

MINERALS TECHNOLOGIES   2017 Proxy Statement17

 COMMITTEES OF THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established and approved formal written charters for an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The full texts of the charters of these three committees are available on our website, www.mineralstech.com, by clicking on “Our Company,” then “Corporate Responsibility,” and then “Policies and Charters.” The charters are also available in print at no charge to any shareholder who requests them by writing to Secretary, Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707.

The Audit Committee

The Audit Committee currently consists of Ms. Smith (Chair), Mr. Breunig, Mr. Carmola, Mr. Robinson and Dr. Winter, none of whom is an employee of the Company. The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the SEC. The Board has also determined that Ms. Smith, Chair of the Audit Committee, is an “audit committee financial expert” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 and has “financial expertise” for purposes of the rules of the New York Stock Exchange. The Audit Committee met eight times in 2016.
The primary duties of the Audit Committee are:
•
To assist the Board in its oversight of   (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm;

•
to appoint, compensate, and oversee the work of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditors concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee;
•
to prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement; and

•
to discuss the Company’s policies with respect to risk assessment and risk management, in executive sessions and with management, the internal auditors and the independent auditor, in particular with respect to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Chair of the Audit Committee may be reached at the following e-mail address: audit.chair@mineralstech.com.

The Compensation Committee

The Compensation Committee currently consists of Mr. Carmola (Chair), Dr. Clark, Mr. Dunham and Ms. Smith, none of whom is an employee of the Company. The Board has determined that each of the members of the Compensation Committee is independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee met five times in 2016.
The primary duties of the Compensation Committee are:
•
To participate in the development of our compensation and benefits policies;

•
to establish, and from time to time vary, the salaries and other compensation of the Company’s Chief Executive Officer and other elected officers;

•
to review the Company’s incentive structure to avoid encouraging excessive risk-taking through financial incentives as well as the relationship between compensation and the Company’s risk management policies and practices; and

•
to participate in top-level management succession planning.

See “Compensation Discussion and Analysis” and “Report of the Compensation Committee” below for further discussion of the Compensation Committee’s activities in 2016.
The Chair of the Compensation Committee may be reached at the following e-mail address: compensation.chair@mineralstech.com.

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 COMMITTEES OF THE BOARD OF DIRECTORS
Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider (employee) participation during 2016.
The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Dr. Clark (Chair), Mr. Breunig, Mr. Dunham, Mr. Robinson and Dr. Winter, none of whom is an employee of the Company. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is independent in accordance with the rules of the New York Stock Exchange. The Corporate Governance and Nominating Committee met five times in 2016. The Committee also met on an ad hoc basis to review candidates for Chief Executive Officer during the search process following Mr. Muscari’s passing.
The primary duties of the Corporate Governance and Nominating Committee are:
•
The identification of individuals qualified to become Board members and the recommendation to the Board of nominees for election to the Board at the next annual meeting of shareholders or whenever a vacancy shall occur on the Board;

•
the establishment and operation of committees of the Board;

•
the development and recommendation to the Board of corporate governance principles applicable to the Company; and

•
the oversight of an annual review of the Board’s performance.

The Corporate Governance and Nominating Committee is charged with recommending candidates for all directorships to the full Board. The Corporate Governance and Nominating Committee monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial experience, and independent directors. If the Committee determines that it is in the best interests of the Company to add new Board members, it will identify and evaluate candidates as discussed in more detail above under “Corporate Governance—Identification and Evaluation of Directors.” Candidates are considered by the Committee in light of the qualifications for directors set forth above under “Corporate Governance—Director Qualifications and Diversity Considerations.”
See “Report of the Corporate Governance and Nominating Committee,” below, for further discussion of the Corporate Governance and Nominating Committee’s activities in 2016. The Chair of the Corporate Governance and Nominating Committee may be reached at the following e-mail address: governance.chair@mineralstech.com.

MINERALS TECHNOLOGIES   2017 Proxy Statement19

 REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

This report is an annual voluntary governance practice that highlights the Corporate Governance and Nominating Committee’s activities during 2016. In addition to the extensive search process undertaken by members of the Committee for a new Chief Executive Officer, the Committee engaged in the following:
Governance Initiative. The Committee continued to spend considerable time reviewing and monitoring governance developments in 2016. The Committee reviewed the Company’s policies on corporate governance, including the Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, and charter of the Board’s committees, including the charter of the Corporate Governance and Nominating Committee, to ensure that the Company’s corporate governance practices meet applicable legal and regulatory requirements and emerging best governance practices and that the governance practices of the Board are transparent to shareholders and other interested parties. A substantial amount of time continued to be devoted to analyzing and understanding the advisory vote to approve executive compensation (“say-on-pay”) requirement, other results from the Company’s annual meeting of shareholders, the Company’s outreach to shareholders, and specific feedback from shareholders. The Committee reviewed several shareholder proposals received by the Company, including proposals that the Company implement majority voting for directors in uncontested elections and for proxy access. As a result of this review, the Committee recommended, and the Board adopted, amendments to the Company’s by-laws and Corporate Governance Guidelines to implement majority voting. The Committee also reviewed the reports and analyses of various proxy advisory services regarding areas of possible improvement in corporate governance practices as well as the changes in the proxy advisory services’ policies and procedures. The Committee also continued to review the legal environment.
Director Qualifications. As part of its annual assessment process, the Committee reviewed and updated its assessment of the skills, experiences and competencies that the
Board as a whole should possess. In connection, the Committee evaluated the diversity of the Board and the skills, experiences and competencies of each member of the Board based on their respective expertise, background and industry experience. This evaluation was then reviewed and discussed by the entire Board. It was determined by the Board that the Company’s and shareholders’ interests are well represented based on the results of this evaluation. The material qualifications, attributes, skills and experiences of each of the Company’s directors are set forth above under “Corporate Governance—Director Qualifications and Diversity Considerations.”
Annual Performance Assessment. The Committee reviewed the Board’s current evaluation process and continued to update the evaluation tools to incorporate the best practices. As in 2015, the Board’s annual evaluation of the effectiveness and contributions of the Board was conducted via an electronic Board Self Assessment Survey.
Succession Planning. The Committee continued to conduct a review of then-current Board members to determine the adequacy of succession plans for Board members. The Committee also reviewed future Board membership needs in light of Mr. Muscari’s passing.
Continuing Education for Directors. The Committee reviewed and updated the orientation initiatives for new directors and the ongoing education programs.
Sustainability Report. The Committee also reviews and comments on the Company’s annual Corporate Responsibility & Sustainability Report.
Robert L. Clark, Chair
Joseph C. Breunig
Duane R. Dunham
Marc E. Robinson
Donald C. Winter

20MINERALS TECHNOLOGIES   2017 Proxy Statement

 EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Set forth below are the names and ages of all executive officers of the Company indicating all positions and offices with the Company held by each such person, and each such person’s principal occupations or employment during the past five years.
Name	Age	Position
Douglas T. Dietrich	48	Chief Executive Officer
Brett Argirakis	52	Vice President and Managing Director, Minteq International Inc.
Gary L. Castagna	55	Group President, Performance Materials and Construction Technologies
Michael A. Cipolla	59	Vice President, Corporate Controller and Chief Accounting Officer
Matthew E. Garth	43	Senior Vice President, Finance and Treasury, Chief Financial Officer
Jonathan J. Hastings	54	Senior Vice President, Corporate Development
Andrew M. Jones	58	Vice President and Managing Director, Energy Services
Douglas W. Mayger	59	Senior Vice President and Director—MTI Supply Chain
Thomas J. Meek	60	Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer
W. Rand Mendez	57	Senior Vice President and Managing Director, Paper PCC
D.J. Monagle, III	54	Group President, Specialty Minerals and Refractories
•
Douglas T. Dietrich was elected Chief Executive Officer effective December 13, 2016 having served previously as Senior Vice President, Finance and Treasury, Chief Financial Officer effective January 1, 2011. Prior to that, he was appointed Vice President, Corporate Development and Treasury effective August 2007. He had been Vice President, Alcoa Wheel Products since 2006 and President, Alcoa Latin America Extrusions and Global Rod and Bar Products since 2002.

•
Brett Argirakis was elected Vice President and Managing Director, Minteq International in January 2016. Prior to that, he was Global Vice President & General Manager, Refractories. Prior to that, he was Director, Marketing, Minteq Europe. Prior to that, he served as Director of Sales and Field Operations for Minteq U.S. Mr. Argirakis joined the Company in 1987 and has held positions of increasing responsibility.

•
Gary L. Castagna was named Group President, Performance Materials and Construction Technologies in March 2017. Prior to that, he was elected Senior Vice President and Managing Director, Performance Materials in May 2014. Prior to that, he was Executive Vice President of AMCOL and President of Performance Materials segment since May 2008. Prior to that, he had been the Senior Vice President, Chief Financial Officer and Treasurer of AMCOL since February 2001 and a consultant to AMCOL since June 2000. Prior to that, he was the Vice President of AMCOL and President of Chemdal International Corporation (former subsidiary of AMCOL) since August 1997.

•
Michael A. Cipolla was elected Vice President, Corporate Controller and Chief Accounting Officer in July 2003. Prior to that, he served as Corporate Controller and Chief Accounting Officer of the Company since 1998. From 1992 to 1998 he served as Assistant Corporate Controller.

•
Matthew E. Garth was elected Senior Vice President, Finance and Treasury, Chief Financial Officer effective January 16, 2017. Mr. Garth joins the Company from Arconic Inc. (formerly Alcoa Inc.), where most recently he had been Vice President, Financial Planning & Analysis and Investor Relations since 2015. Prior to his most recent position, he was Vice President, Finance & CFO Operations-Alcoa Global Packing from 2014 to 2015; Vice President, Finance- Alcoa Global Packing from 2011 to 2014; Vice President, Finance – Alcoa North American Rolled Products from 2010 to 2011; Director, Investor Relations Alcoa Inc. from 2009 to 2010; Director, Corporate Treasury Alcoa Inc. from 2007 to 2009.

•
Jonathan J. Hastings was elected Senior Vice President, Corporate Development effective September 2012. Before that, he was Vice President, Corporate Development. Prior to that, he was Senior Director of Strategy and New Business Development—Coatings, Global at The Dow Chemical Company. Prior to that he held positions of increasing responsibility at Rohm and Haas, including Vice President & General Manager—Packaging and Building Materials— Europe.

•
Andrew M. Jones was elected Vice President and Managing Director, Energy Services in October 2016. Prior to that, he was Vice President and Managing Director, Eastern Hemisphere, Energy Services since 2014. Prior to that, he was the Vice President of CETCO Oilfield Services West Africa since 2012. Prior to that, he was Managing Director of Africa Oilfield Services since 2009.

MINERALS TECHNOLOGIES   2017 Proxy Statement21

 EXECUTIVE OFFICERS
•
Douglas W. Mayger was elected Senior Vice President and Director—MTI Supply Chain in November 2015. Prior to that, he was Senior Vice President, Performance Minerals and Supply Chain. Prior to that, he was Vice President and Managing Director, Performance Minerals, which encompasses the Processed Minerals product line and the Specialty PCC product line. Prior to that, he was General Manager—Carbonates West, Performance Minerals and Business Manager—Western Region. Before joining the Company as plant manager in Lucerne Valley in 2002, he served as Vice President of Operations for Aggregate Industries.

•
Thomas J. Meek was elected Senior Vice President, General Counsel and Secretary, Chief Compliance Officer in October 2012. In December 2011, he was given the additional responsibility for Human Resources. Prior to that, he was Vice President, General Counsel and Secretary of the Company effective September 1, 2009. Prior to that, he served as Deputy General Counsel at Alcoa Inc. Before joining Alcoa Inc. in 1999, Mr. Meek worked with Koch Industries, Inc. of Wichita, Kansas, where he held numerous supervisory positions. His last position there was Interim General Counsel. From 1985 to 1990, Mr. Meek was an Associate/Partner in the Wichita, Kansas law firm of McDonald, Tinker, Skaer, Quinn & Herrington, P.A.

•
W. Rand Mendez was elected Senior Vice President and Managing Director, Paper PCC in July 2015. Prior to that, Mr. Mendez was with E. I. du Pont de Nemours and Co., where he held a variety of operational and product leadership positions across a number of businesses. Mr. Mendez joined DuPont in 1982 and assumed positions of increasing responsibility. In 1996, he was appointed Global Business Manager, DuPont Specialty Chemicals. He was subsequently named Sales and Marketing Director, DuPont Surfaces; Business Director, DuPont Safety Resources; and in 2008, Corporate Marketing Director, DuPont Corporate Marketing & Sales.

•
D.J. Monagle III was named Group President, Specialty Minerals and Refractories in March 2017. Prior to that, he was Senior Vice President, Chief Operating Officer—Specialty Minerals Inc. and Minteq Group, effective February 2014. Prior to that, he was Senior Vice President and Managing Director, Paper PCC, effective October 2008. In November 2007, he was appointed Vice President and Managing Director—Performance Minerals. He joined the Company in January of 2003 and held positions of increasing responsibility including Vice President, Americas, Paper PCC and Global Marketing Director, Paper PCC. Before joining the Company, Mr. Monagle worked for the Paper Technology Group at Hercules between 1990 and 2003, where he held sales and marketing positions of increasing responsibility. Between 1985 and 1990, he served as an aviation officer in the U.S. Army’s 11th Armored Cavalry Regiment, leaving the service as a troop commander with a rank of Captain.

22MINERALS TECHNOLOGIES   2017 Proxy Statement

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions

The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the Company’s best interests and those of our shareholders. Therefore, our Board has adopted a formal, written policy with respect to related party transactions.
For the purpose of the policy, a “related party transaction” is a transaction in which the Company participates and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally or (2) transactions involving less than $120,000 when aggregated with all similar transactions during the course of the fiscal year.
Under the policy, a related party transaction may be entered into only (i) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, or (ii) if the transaction has been approved by the disinterested members of the Board. Related party transactions may be approved or ratified only if the Corporate Governance and Nominating Committee or the disinterested members of the Board determine that, under all of the circumstances, the transaction is in the best interests of the Company.

2016 Related Party Transactions

Ms. Smith, a director of the Company, has been President and Chief Operating Officer of Commercial Metals Company since January 18, 2016. Prior to that, Ms. Smith was Senior Vice President and Chief Financial Officer of Commercial Metals Company since 2011. The Company had a purchase and sales relationship with certain units of Commercial Metals Company that predated Ms. Smith’s appointment to the Company’s Board of Directors and her employment with Commercial Metals Company. The Company continued in 2016 to sell to Commercial Metals Company certain products, including magnesium oxide. This ongoing relationship was reviewed by the Corporate Governance and Nominating Committee under the Company’s related party transaction policy and it was determined that Ms. Smith does not have a direct or indirect material interest in such sales because the annual sales to, or purchases from, the Company are less than 1% of the consolidated gross revenues of each of the Company and Commercial Metals Company and such purchases and sales were made in the ordinary course of business of each company.

MINERALS TECHNOLOGIES   2017 Proxy Statement23

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the ownership of Company common stock, as of January 31, 2017, by (i) each shareholder known to the Company that beneficially owned more than 5% of Company common stock, (ii) each director and nominee, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.
Title of Class	Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(b)	Percent of Class	Number of Share Equivalent Units Owned(c)
Common	Blackrock, Inc. 55 East 52nd Street New York, NY 10055	3,431,743(d)	9.8%	—
	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,745,297(e)	7.8%	—
	Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,748,856(f)	7.8%	—
	D.T. Dietrich	151,189(g)	*	3,725
	T.J. Meek	150,357(h)	*	6,457
	D.J. Monagle	194,395(i)	*	3,161
	G.L. Castagna	31,870(j)	*	—
	J.J. Hastings	59,341(k)	*	1,260
	J.C. Breunig	400	*	2,683
	J.J. Carmola	400	*	5,503
	R.L. Clark	400	*	13,100
	D.R. Dunham	1,700	*	24,798
	M.E. Robinson	406	*	7,826
	B.R. Smith	400	*	10,726
	D.C. Winter	400	*	8,312
	Directors and Officers as a group (18 individuals)	771,995(l)	2.2%	98,014
*
Less than 1%.

(a)
The address of each director and officer is c/o Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707.

(b)
Sole voting and investment power, except as otherwise indicated. Does not include “Share Equivalent Units.”

(c)
“Share Equivalent Units,” which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Dietrich, Meek, Monagle, Castagna and Hastings under the Nonfunded Deferred Compensation and Supplemental Savings Plan; and to Mr. Breunig, Mr. Carmola, Dr. Clark, Messrs. Dunham, Robinson, Ms. Smith and Dr. Winter under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (See “Director Compensation” below.).

(d)
Based on a statement on Schedule 13G/A filed on January 25, 2017 with the SEC on behalf of Blackrock, Inc. According to Blackrock Inc.’s Schedule 13G/A, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, but no such person’s interest in the Company’s common stock is more than 5% of the Company’s aggregate outstanding shares of common stock.

(e)
Based on a statement on Schedule 13G/A filed on February 7, 2017 with the SEC on behalf of investment adviser T. Rowe Price Associates, Inc.

(f)
Based on a statement on Schedule 13G/A filed on February 10, 2017 with the SEC on behalf of investment adviser Vanguard Group Inc.

(g)
96,387 of these shares are subject to options which are exercisable currently or within 60 days.

(h)
106,153 of these shares are subject to options which are exercisable currently or within 60 days.

(i)
134,184 of these shares are subject to options which are exercisable currently or within 60 days.

(j)
14,486 of these shares are subjection to options which are exercisable currently or within 60 days.

(k)
35,407 of these shares are subject to options which are exercisable currently or within 60 days.

(l)
491,449 of these shares are subject to options which are exercisable currently or within 60 days.

24MINERALS TECHNOLOGIES   2017 Proxy Statement

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of our records and of copies furnished to us of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, we believe that all reports required to be filed by our directors, officers and greater than 10% shareholders were timely filed.
MINERALS TECHNOLOGIES   2017 Proxy Statement25

 ITEM 1—ELECTION OF DIRECTORS
ITEM 1—ELECTION OF DIRECTORS
The Board is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Mr. Duane R. Dunham and Mr. Joseph C. Breunig, who are currently directors of the Company, to serve for a three-year term expiring at the Annual Meeting to be held in 2020.
We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, your proxy may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.
The Board believes that the combination of the various qualifications, skills and experiences of the 2017 Director nominees would contribute to an effective and well-functioning Board.

Item 1. Election of Directors
Board Recommendation
A vote FOR election of Mr. Joseph C. Breunig and Mr. Duane R. Dunham is unanimously recommended.
Director Nominees for Terms Expiring in 2017

Joseph C. Breunig
Age 55
Currently a consultant for private equity. Former Executive Vice President, Chemicals at Axiall Corporation from 2010 to 2016. Executive Vice President and Chief Operating Officer, BASF Corporation and President Market and Business Development, North America, BASF SE, from 2005 to 2010. Increasing positions of responsibility since joining BASF Corporation in 1986 as a process engineer, including Global Marketing director, Fiber Products Division, from 1998 to 2000; director, Global Technology, Functional Polymers from 2000 to 2001; and Group Vice President, Functional Polymers from 2001 to 2005. Director of Minerals Technologies Inc. since 2014. Member of the Audit Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.

Duane R. Dunham
Age 75
Retired President and Chief Operating Officer of Bethlehem Steel Corporation since January 2002. Chairman and Chief Executive Officer of Bethlehem Steel from April 2000 to September 2001. President and Chief Operating Officer from 1999 to April 2000 and President of the Sparrows Point division from 1993 to 1999. Director of Bethlehem Steel Corporation from 1999 to 2002. Director of Minerals Technologies Inc. since 2002. Chairman of the Board of Directors since September 2016 and member of the Compensation Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.

26MINERALS TECHNOLOGIES   2017 Proxy Statement

 ITEM 1—ELECTION OF DIRECTORS
Directors Whose Terms Expire in 2018

John J. Carmola
Age 61
Retired Former Segment President at Goodrich Corporation. Previously, President, Aerospace Customers and Business Development of United Technologies in 2012. From 1996 to 2012, held several positions of increasing responsibility at Goodrich, including Segment President for Actuation and Landing Systems and Segment President of Engine Systems and Group President for Engine/Safety/Electronic Systems. From 1977 to 1996, held various engineering and general management positions at General Electric, including Manager of the M&I Engines Division’s Product Delivery Operation. Director of Minerals Technologies Inc. since 2013. Chairman of the Compensation Committee and member of the Audit Committee of Minerals Technologies Inc.

Robert L. Clark
Age 53
Provost and Senior Vice President for Research since July 2016. Senior Vice President for Research since 2013 and Professor and Dean of the Hajim School of Engineering and Applied Sciences, University of Rochester since September 2008. Dean of the Pratt School of Engineering at Duke University August 2007 to September 2008. Between 1992 and August 2007, held increasing positions of academic responsibility at Duke University from Assistant Professor to Senior Associate Dean of Pratt School of Engineering and Chair, Mechanical Engineering and Materials Science. Chair of Strategic Research Advisory Board at AIT Austrian Institute of Technology GmbH since 2013. Director of Minerals Technologies Inc. since 2010. Chairman of the Corporate Governance and Nominating Committee and member of the Compensation Committee of Minerals Technologies Inc.

Marc E. Robinson
Age 56
Managing Director of PwC Strategy& since July 2016. Senior Executive Advisor of Booz & Company from December 2011 to July 2016. Company Group Chairman of Johnson & Johnson from 2007 to September 2011. Global President Consumer Healthcare Division of Pfizer from 2003 to 2006. North American President Consumer Healthcare Division of Pfizer from 2000–2002. Regional President, Australia and New Zealand of Warner-Lambert Company from 1999 to 2000. General Manager European Business Process Improvement of Warner Lambert Company from 1996 to 1998. Marketing Assistant, Assistant Product Manager of General Mills from 1984 to 1986. Member of the Capsugel Scientific and Business Advisory Board as of May 2012. Director of Minerals Technologies Inc. since 2012. Member of the Audit Committee and the Corporate Governance and Nominating Committee of Minerals Technologies Inc.

MINERALS TECHNOLOGIES   2017 Proxy Statement27

 ITEM 1—ELECTION OF DIRECTORS
Directors Whose Terms Expire in 2019

Douglas T. Dietrich
Age 48
Chief Executive Officer of Minerals Technologies Inc. since December 13, 2016. Served as Senior Vice President-Finance and Chief Financial Officer for Minerals Technologies Inc. since January 1, 2011 after serving three years as Vice President, Corporate Development and Treasury. Prior to joining Minerals Technologies Inc., Mr. Dietrich held positions of increasing leadership at Alcoa Inc., including Vice President, Alcoa Wheel Products—Automotive Wheels and president, Alcoa Latin America Extrusions. Director of Minerals Technologies Inc. since December 2016.

Barbara R. Smith
Age 57
President and Chief Operating Officer of Commercial Metals Company since January 2016. Senior Vice President and Chief Financial Officer of Commercial Metals Company from June 2011 to January 2016. Vice President and Chief Financial Officer of Gerdau Ameristeel from 2007–2011 and Treasurer beginning from July 2006. Senior Vice President and Chief Financial Officer of FARO Technologies, Inc. from February 2005 to July 2006. During the more than 20 prior years, Ms. Smith held positions of increasing financial leadership with Alcoa Inc. Director of Minerals Technologies Inc. since 2011. Chair of the Audit Committee and member of the Compensation Committee of Minerals Technologies Inc.

Donald C. Winter
Age 68
Independent consultant and a Professor of Engineering Practice at the University of Michigan, where he teaches graduate level courses on Systems Engineering, Safety and Reliability, and Maritime Policy. In 2014, Dr. Winter was elected the Chairman of the Board for the American Lightweight Materials Manufacturing Innovation Institute, a 501(c)3 chartered in Michigan. In 2016, Dr. Winter was appointed as Chairman of the Australian Naval Shipbuilding Advisory Board by the Prime Minister of Australia. Dr. Winter served as the 74th Secretary of the Navy from January 2006 to March 2009. Previously, Dr. Winter held multiple positions in the aerospace and defense industry as a systems engineer, program manager and corporate executive. From 2000 to 2005, he was President and CEO of TRW Systems (later Northrop Grumman Mission Systems), which he joined in 1972. In 2002, he was elected a member of the National Academy of Engineering. Director of Minerals Technologies Inc. since 2014. Member of the Audit Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.

28MINERALS TECHNOLOGIES   2017 Proxy Statement

 ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS
ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board has appointed KPMG to serve as our independent registered public accounting firm for the current fiscal year, subject to the approval of the shareholders. KPMG and its predecessors have audited the financial records of the businesses that comprise the Company for many years. We consider the firm well qualified.
We expect that representatives of KPMG will be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Item 2. Ratify Auditors
Board Recommendation
A vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year is unanimously recommended.
REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. As part of fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the audited financial statements of the Company, including the audit of the effective operation of, and internal control over, financial reporting, for the fiscal year ended December 31, 2016. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on
Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
The Audit Committee has discussed with KPMG the independent accountant’s independence from the Company and has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Principal Accounting Fees and Services

The Company incurred the following fees for services performed by KPMG in fiscal years 2016 and 2015:
	2016	2015
Audit Fees	$3,317,827	$3,122,108
Audit Related Fees	91,720	89,719
Tax Fees	23,598	110,570
All Other Fees	11,094	4,880
Total Fees	$3,444,239	$3,327,277
Audit Fees. Audit fees are fees the Company paid to KPMG for professional services for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K, including fees associated with the audit of the effective operation of, and internal control over financial reporting, and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit Related Fees. Audit related fees are billed by KPMG for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements, including due diligence and benefit plan audits.
Tax Fees. Tax fees are fees billed by KPMG for tax compliance, tax advice and tax planning.
All Other Fees. All other fees are fees billed by KPMG to the Company for any services not included in the first three categories.

MINERALS TECHNOLOGIES   2017 Proxy Statement29

 REPORT OF THE AUDIT COMMITTEE
Pre-Approval Policy. The Audit Committee established a policy that requires it to approve all services provided by its independent registered public accounting firm before the independent registered public accounting firm provides those services. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, audit-related services, tax services and all other fees within defined limits. All of the Audit Related Fees, Tax Fees and All Other Fees paid to KPMG were approved by the Audit Committee in accordance with its pre-approval policy in fiscal year 2016.
The Audit Committee considered all these services in connection with KPMG’s audits of the Company’s financial statements, and the effective operation of, and internal control over, financial reporting for the fiscal years ended December 31,
2016 and 2015, and concluded that they were compatible with maintaining KPMG’s independence from the Company in the applicable periods.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.
Barbara R. Smith, Chair Joseph C. Breunig
John J. Carmola
Marc E. Robinson
Donald C. Winter

30MINERALS TECHNOLOGIES   2017 Proxy Statement

 ITEM 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
ITEM 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board of Directors is asking you to approve, on an advisory basis, the 2016 compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Compensation of Executive Officers and Directors” sections of this Proxy Statement. This proposal is commonly known as “Say-on-Pay.”
While this vote is advisory, and not binding on the Company, the Compensation Committee or the Board of Directors, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the future. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. You should read the “Compensation Discussion and Analysis,” which discusses how our executive compensation policies and programs implement our executive compensation philosophy, and the “Compensation of Executive Officers and Directors” section which summarizes the 2016 compensation of our named executive officers.
In determining whether to approve this proposal, we believe you should consider how we link pay to performance, which is discussed in detail in the “Compensation Discussion and Analysis” section under “How We Tie Pay to Performance.” In particular you should bear in mind:
•
The Company has continued to deliver strong results as measured both by our financial performance and execution of our strategies of geographic expansion and new product innovation. The Company achieved record earnings for the seventh consecutive year with earnings of  $4.47 per share compared with $4.31 per share in 2015. This represents 85% accretion over MTI’s 2013 earnings of   $2.42 per share, before the acquisition of AMCOL International Corporation, as we have doubled the size and value of Minerals Technologies through the acquisition.

•
2016 was a year of significant transition. In September 2016, our Chairman and Chief Executive Officer, Joseph C. Muscari, passed away unexpectedly. The Board named Douglas T. Dietrich and Thomas J. Meek, Senior Vice Presidents of the Company, as Interim Co-Chief Executive Officers and, in December 2016, the Board elected Mr. Dietrich as permanent Chief Executive Officer. Under the compensation arrangements agreed with Mr. Dietrich at the time of his election as Chief Executive Officer, he will receive an annual base salary for 2017 of $800,000, and will have an initial target performance-based annual bonus for 2017 of  $800,000, and was granted long-term incentive awards having an aggregate value of  $2,400,000. 80% of Mr. Dietrich’s compensation is at risk and variable depending on company and individual performance. The following illustrates how Mr. Dietrich’s target compensation compares to our CEO compensation in prior years:

*
2014 and 2015 CEO Total Compensation as set forth in the Summary Compensation Table for Mr. Muscari, who was Chairman and Chief Executive Officer through September 2016. 2016 CEO Total Compensation includes compensation earned by Mr. Muscari through his death (including the value of options and DRSUs granted to Mr. Muscari in January 2016 that were ultimately forfeited upon his death) and the incremental compensation of the Interim Co-Chief Executive Officers, Mr. Dietrich and Mr. Meek earned for their services in such positions from September 2016 through December 2016. In December 2016, Mr. Dietrich was elected Chief Executive Officer.

**
2017 Target compensation for Mr. Dietrich.

MINERALS TECHNOLOGIES   2017 Proxy Statement31

 ITEM 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
•
In 2016, we continued to extensively engage with our shareholders to determine how our corporate governance and compensation practices can be improved and, as a result of our engagement, implemented majority voting for directors and revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control to three times the officer’s base salary and target bonus, which we believe is in line with market practice.

Accordingly, the Board of Directors recommends approval of the following resolution:
RESOLVED, that shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2016, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related tables and disclosure).

Item 3. Advisory Vote to Approve Executive Compensation
Board Recommendation
A vote FOR the advisory vote approving 2016 executive compensation is unanimously recommended.
32MINERALS TECHNOLOGIES   2017 Proxy Statement

 ITEM 4—ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY EXECUTIVE COMPENSATION VOTES
ITEM 4—ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY EXECUTIVE COMPENSATION VOTES
This proposal gives shareholders the opportunity to indicate how frequently we should seek an advisory vote on our executive compensation, such as Item 3 above. By voting on this Item 4, shareholders can indicate whether they would prefer an advisory vote on executive compensation every one, two, or three years.
Our shareholders voted on a similar proposal in 2011 with the majority voting to hold an advisory vote on executive compensation every year. After careful consideration of this Item, the Board has determined that an advisory vote on executive compensation that occurs every year remains the most appropriate alternative for the Company at this time, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation objectives, policies and practices as disclosed in the proxy statement every year.
The option of one year, two years or three years that receives a majority of votes cast by shareholders will be the frequency selected by shareholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of the Company’s shareholders to hold an advisory vote on executive compensation more or less frequently than the option selected by the shareholders.

Item 4. Advisory Vote on the Frequency of Future Advisory Executive Compensation Votes
Board Recommendation
A vote for the option of every ONE YEAR as the frequency with which shareholders are provided an advisory vote on executive compensation is unanimously recommended.
MINERALS TECHNOLOGIES   2017 Proxy Statement33

 COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Introduction

This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. Our compensation program for senior executives is governed by the Compensation Committee, which determines the compensation of all eleven of the current executive officers of the Company. This discussion and analysis focuses on our named executive officers—our current Chief Executive Officer (who was also Chief Financial Officer throughout 2016 and served as Interim Co-Chief Executive Officer from September 2016 to December 2016 before being elected Chief Executive Officer in December 2016), our Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer (who also served as Interim Co-Chief Executive Officer from September 2016 to December 2016), our former Chairman and Chief Executive Officer (who passed away in September 2016), and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2016. The named executive officers for 2016 were:
Name	Title
Douglas T. Dietrich	Chief Executive Officer
Thomas J. Meek	Senior Vice President, General Counsel and Secretary, Chief Compliance Officer
D.J. Monagle III	Group President, Specialty Minerals and Refractories
Gary L. Castagna	Group President, Performance Materials and Construction Technologies
Jonathan J. Hastings	Senior Vice President, Corporate Development
Joseph C. Muscari	Former Chairman and Chief Executive Officer
How We Tie Pay to Performance

Our executive compensation program is designed to reward the achievement of the short-term and long-term objectives of the Company, to attract and retain world-class talent, and to relate compensation to the value created for its shareholders. We also believe that as an employee’s level or responsibility increases, so should the proportion of performance-based compensation. As a result, our executive compensation programs closely tie pay to performance.
Company Performance
MTI continues to be a strong operating company, financially disciplined, transparent in its communications, close to its customers, with an aligned management team and a very engaged workforce. In 2016, the Company delivered strong results as measured both by our financial performance and execution of our strategies of geographic expansion and new product innovation.
The integration of our 2014 acquisition of AMCOL International Corporation has been successfully completed, resulting in:
•
A Diverse Global Minerals-based Company

•
World leader in Precipitated Calcium Carbonate (“PCC”) and Bentonite

•
Demonstrated Leadership in Technology and Innovation

•
Expanded Platform for Geographic and New Product Innovation

•
A Company with a Broader, Less Cyclical Portfolio

•
Strong Cash Flow Generation

34MINERALS TECHNOLOGIES   2017 Proxy Statement

 COMPENSATION DISCUSSION AND ANALYSIS
Company Holds Numerous Leading Market Positions
The following is a summary of our performance highlights for 2016, as well as the improvements we have made over the past nine years. In this Compensation Discussion and Analysis, as well as in the Proxy Summary, we refer to earnings per share from continuing operations, operating income and EBITDA excluding special items, which are non-GAAP financial measures. See Appendix A to this Proxy Statement for a reconciliation to our results as reported under GAAP.
Financial Performance Highlights

The Company achieved record earnings for the seventh consecutive year with earnings of  $4.47 per share, excluding special items, as compared with $4.31 per share in 2015. This represents an 85% increase over MTI’s 2013 pre-acquisition earnings of  $2.42 per share as we have doubled the size and increased the value of MTI through the 2014 acquisition of AMCOL. These earnings were accomplished through growth in our key businesses, effective cost control and successful integration of the businesses acquired as part of the AMCOL acquisition. In 2016, we improved our earnings despite the significant loss of revenue from the Energy Services segment due to weak market conditions in the oil and gas sector. Additionally, foreign exchange had a negative impact on sales of  $34 million and operating income by $5 million.
MINERALS TECHNOLOGIES   2017 Proxy Statement35

 COMPENSATION DISCUSSION AND ANALYSIS
•
Operating income was $257.2 million and operating margins increased to 15.7% of sales as compared with 14.3% of sales in 2015. Four of five of our business segments generated double digit operating margins.

Operating Income*
(in millions)
$113.6
$124.4
$234.5
$257.4
$257.2
2012
2013
2014
2015
2016
*Excludes special items

•
Operating margin increased from 11.4% of sales in 2012 to 15.7% of sales in 2016. This improvement was attributable to cost and expense control, productivity improvements and operational excellence as well as strong contributions from the acquired businesses.

36MINERALS TECHNOLOGIES   2017 Proxy Statement

 COMPENSATION DISCUSSION AND ANALYSIS
•
EBITDA was $353 million representing 21.5% of sales in 2016.

EBITDA* Trends ($M)

EBITDA
% of Sales
165
171
324
361
353
16.5%
16.8%
18.8%
20.1%
21.5%
2012
2013
2014
2015
2016

* Excludes special items

•
Our Minerals Businesses, which comprises the Specialty Minerals, Performance Materials and Construction Technologies segments represented about 78% of MTI’s sales and 85% of MTI’s operating income in 2016. These businesses are less cyclical than our Service Businesses and operating income for these businesses was 17.5% of sales in 2016. The profitability of the Minerals Businesses has more than doubled from pre-acquisition levels.

•
Our Service Businesses of Energy Services and Refractories have had a difficult year in 2016. While sales have been affected by the steep decline in oil prices and weakness in steel, we have been able to maintain operating margins of 10.9% through overhead and operating cost reductions.

MINERALS TECHNOLOGIES   2017 Proxy Statement37

 COMPENSATION DISCUSSION AND ANALYSIS
•
Our consolidated operating income has more than doubled from pre-acquisition levels despite the weakness in our Service Businesses.

•
Our cash flow from operations for the year was strong at $225 million. We repaid $190 million of debt in 2016 and $480 million since the acquisition in 2014. Our net leverage ratio at the close of the acquisition was 4.5 and was 2.5 at the end of 2016.

•
We achieved record annual earnings in our two largest segments, Specialty Minerals and Performance Materials.

•
The Company’s sales in China in 2016 grew 9% over 2016 to $135 million. Our growth was realized by penetrating our target markets through substitution in Paper PCC and Performance Materials, independent of GDP growth in China.

•
We continue to be a strong operating company with continued productivity improvement, employee engagement and significant cost savings. In 2016, productivity improved 7%.

38MINERALS TECHNOLOGIES   2017 Proxy Statement

 COMPENSATION DISCUSSION AND ANALYSIS
Strategic Growth Highlights

•
The Company continued to execute on its growth strategies of geographic expansion and new product innovation and development. We began operations at a new 100,000 ton satellite facility in China.

•
The Company continues to see progress in its major growth strategy of developing and commercializing new products. We presently have twenty-six commercial contracts for FulFill®, our platform of technologies for high filler loading. We contintue to increase sales of our new lightweight pet litter products. In 2016, we also formed an EcoPartnership in China with the Sun Paper Group and Tsinghua University’s School of Engineering to pilot innovation with our New YieldTM process technology aimed at reducing soil and ground water pollution by converting a waste stream from the papermaking process into a useable filler for paper. Other technologies that have matured over the last year that we will begin marketing in China include geosynthetic clay liners, such as Resistex®, for environmental solutions to such problems as coal ash and red mud containment, and our Enersol® crop enhancement products.

•
Our new product development pipeline provides some insight into the new technologies that we have commercialized as well as others we are working to bring to the market place. The Company has a very strong pipeline with 245 new ideas under development. Clearly the acquisition has broadened our platform for growth through innovation.

•
M&A also represents a strategic growth initiative of the Company. In addition to creating a stronger platform for the development of new products, the AMCOL acquisition has also increased our opportunities for future acquisitions. Our M&A strategy is to extend existing business positions with geographic reach and strong technology positions to add to MTI’s business portfolio with the following criteria:

•
Minerals-based businesses with technology differentiation

•
Businesses that provide additional growth venues

•
Businesses that provide opportunities for further diversification that would lead to a more balanced, less cyclical portfolio

MINERALS TECHNOLOGIES   2017 Proxy Statement39

 COMPENSATION DISCUSSION AND ANALYSIS
Operational Excellence and Safety

•
Our Specialty Minerals and Performance Materials Segments achieved record earnings. These segments continued to improve productivity and efficiency through a disciplined effort of deploying Operational Excellence and Lean principles.

•
Our efforts to embed Operational Excellence and Lean principles into the Company began in 2007. In 2016 our employees held almost 4,000 Total Kaizen events (Kaizen events are highly focused improvement workshops that address a particular process or area) and generated over 45,097 ideas of which 70% were implemented.

•
Our safety performance continued near record levels and is approaching world class safety levels.

Safety: Historical Injury Rates
(Injuries/100 Employees)

3.079
2.630
2.056
1.666
1.414
1.340
1.594
0.970
1.230
1.250
1.155
0.939
0.613
0.748
0.648
0.383
0.386
0.400
0.400
0.260
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Lost Workday Injury Rate
Recordable Injury Rate

40MINERALS TECHNOLOGIES   2017 Proxy Statement

 COMPENSATION DISCUSSION AND ANALYSIS
Total Shareholder Return

For those who wish to consider total shareholder return when evaluating executive compensation, the graphs below compares Minerals Technologies Inc.’s cumulative 1-year, 3-year, and 5-year total shareholder return on common stock with the cumulative total returns of the S&P 500 Index, the Dow Jones US Industrials Index, the S&P Midcap 400 Index, the Dow Jones US Basic Materials Index, and the S&P MidCap 400 Materials Sector. We also present a comparison of the Company’s cumulative 3-year total shareholder return on common stock with the cumulative total return of the comparator group used for the Company’s long-term incentive plan during this period (see page 54). These graphs track the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) over the covered periods. In each case, the performance of our stock exceeds all of the comparator indices.
MINERALS TECHNOLOGIES   2017 Proxy Statement41

 Compensation Discussion and Analysis
Executive Compensation Practices
We highlight below certain executive compensation practices, both the practices we have implemented to incentivize performance and certain other practices that we have not implemented because we do not believe they would serve shareholders’ long-term interests:
What We Do
☑ Pay for Performance – We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear goals for corporate and business unit performance and differentiate based on individual achievement. The vast majority of our named executive officers’ compensation is at risk and variable depending on Company and individual performance.
☑ Use Objective Financial Metrics – A substantial majority (80%) of the awards granted under our Annual Incentive Plan are based on the achievement of corporate financial metrics that we believe are challenging in light of the economic condition in the markets we serve and the risks to achieve high performance.
☑ Link Long-Term Compensation to Stock Performance – The majority of our long-term awards are in the form of equity awards that typically vest over a three-year period. We believe that such awards directly link pay with the interests of shareholders. In addition, two of the three metrics in our cash-based long-term incentive plan are based on our stock performance.
☑ Use An Appropriate Peer Group – We annually evaluate the peer group we use to ensure that we use appropriate comparators for benchmarking our compensation program.
☑ Expect High Performance – We expect our executives to deliver sustained high performance year-over-year and over time to stay in their respective positions.
☑ Review Tally Sheets – We review tally sheets for our named executive officers prior to making annual executive compensation decisions.
☑ Have Appropriate Severance Arrangements – In 2016, we revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control.
☑ Double Trigger for Vesting on Change in Control – Our equity compensation plan provides for accelerated vesting of awards after a change in control only if an employee is also terminated (a “double trigger”).
☑ Clawback – We have a policy to recoup certain incentive and other compensation payments (a “clawback” policy) to ensure that our executives do not retain undeserved windfalls and to enhance our pay-for-performance initiatives.
☑ Minimal Perquisites – We provide only minimal perquisites that have a sound benefit to the Company’s business.
☑ Stringent Stock Ownership Guidelines – We have adopted stringent stock ownership guidelines—six times base salary for our CEO, four times base salary for our CFO, three times base salary for our other executives, and for directors five times their annual cash retainer.
☑ Retention Period on Exercised Stock Options and Vested DRSUs – Executives must hold for at least five years a minimum of 50% of after-tax value of appreciation of stock options upon exercise and retain at least 50% of stock received after-tax from Deferred Restricted Stock Units (DRSUs) upon vesting.
☑ Independent Compensation Consulting Firm – The Compensation Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.
What We Don’t Do
☒ We Do Not Pay Dividend Equivalents on Stock Options and Unvested DRSUs
☒ No Repricing Underwater Stock Options or Backdating Stock Options
☒ No Inclusion of the Value of Equity Awards in Pension or Severance Calculations
☒ No Excise Tax Gross-Up Payments Upon Change In Control
☒ No Hedging Transactions, Pledges of Stock Or Short Sales By Executives Permitted
42MINERALS TECHNOLOGIES   2017 Proxy Statement

 Compensation Discussion and Analysis
Relationship Between Company Performance and Chief Executive Officer Compensation for 2016

2016 was a year of significant transition for the Company. In September 2016, our Chairman and Chief Executive Officer, Joseph C. Muscari, passed away. The Board named Douglas T. Dietrich and Thomas J. Meek, Senior Vice Presidents of the Company, as Interim Co-Chief Executive Officers and, in December 2016, the Board elected Mr. Dietrich as permanent Chief Executive Officer. This “Compensation Discussion & Analysis” and the related tabular disclosures reflect the change in leadership from Mr. Muscari to Mr. Dietrich, including the compensation package awarded to Mr. Dietrich in December 2016 upon his election as Chief Executive Officer.
We have structured our compensation program to strongly tie our executives’ pay to performance. This is reflected in the compensation that was awarded to Mr. Muscari and Mr. Dietrich. 80% of Mr. Muscari’s and Mr. Dietrich’s compensation was at risk and variable depending on company and individual performance. The Compensation Committee believed 2016 compensation appropriately reflected the Company’s strong financial and operational performance. As detailed below in this “Compensation Discussion & Analysis,” there are five main elements of our executive compensation program:
•
Base salary is the only portion that is not at-risk and not performance-based. Under the compensation arrangements agreed with Mr. Dietrich at the time of his election as Chief Executive Officer, he will receive an annual base salary for 2017 of  $800,000.

•
Annual incentive compensation is based on the Company’s achievement with respect to two financial metrics we believe are the most important business metrics that lead to creation of shareholder value (Operating Income (OI) and Return on Capital (ROC)), representing 70% of the plan’s bonus opportunity, and achievement of personal performance objectives, representing the remaining 30% of the plan’s bonus opportunity. Our OI and ROC performance for the year was strong, with both metrics exceeding the target, leading to payment on this portion of the 2016 Annual Incentive Plan award opportunity at 120.5%. Mr. Dietrich’s performance against his personal performance objectives was 149% of target. Accordingly, the total 2016 Annual Incentive Plan award paid for the year to Mr. Dietrich, based on Company and individual performance, was 129% of target. There was no Annual Incentive Payout for Mr. Muscari for 2016.

•
The majority of our long-term incentives are two forms of equity-based awards: stock options and DRSUs. These awards, which vest over three years, provide a direct link between pay and stockholder interests. We strongly believe that our equity-based awards are performance-based, as vesting only occurs if the executive continues to be employed by the Company on the vesting date. We have a high-performance culture. This means that we expect our executives to perform to high levels. Our history is that executives that do not meet such performance standards leave our Company; in the past nine years, there has been 100% turnover of the positions in our executive management team. These officers have forfeited all of their unvested equity awards. In addition, all 2016 awards of stock options and DRSUs to Mr. Muscari, which were unvested at the time of his death, terminated in accordance with the terms of our Stock Award and Incentive Plan.
•
The remaining long-term incentives are grants of Performance Units under our long-term incentive plan. The Performance Units pay out in cash based on three-year performance goals. Payouts are based on achievement relative to three goals: ROC, which is based on a three-year target in contrast to the one-year ROC target under our Annual Incentive Plan, and total shareholder return relative to a peer index and relative to the broader market. The Performance Units that vested on December 31, 2016 were granted in early 2014 and related to the 2014-2016 performance period. During this period, our total shareholder return was 110% of the peer index and approximately 110% of the broader market, and our ROC exceeded its target, which is based on the Company’s cost of capital. This strong performance over the three-year performance period is reflected in pay-outs at a level of approximately 154% of target value per unit for units that vested at the end of 2016.

The table below shows how payouts realized on Performance Units have increased over the past ten years.
History of Performance Unit Payouts
Grant Date	Three Year Performance Period	Actual Payout as a Percentage of Payout at Target Performance
2014	2014 – 2016	154%
2013	2013 – 2015	190%
2012	2012 – 2014	266%
2011	2011 – 2013	220%
2010	2010 – 2012	150%
2009	2009 – 2011	78%
2008	2008 – 2010	40%
2007	2007 – 2009	0%
2006	2006 – 2008	0%
2005	2005 – 2007	0%

MINERALS TECHNOLOGIES   2017 Proxy Statement43

 Compensation Discussion and Analysis
Consideration of Results of 2016 Shareholder Advisory Vote

We engage in an extensive, ongoing shareholder engagement effort that we began in 2012. This consists of discussing corporate governance and compensation matters with our shareholders before the annual meeting as well as during proxy voting. We also engage with proxy advisory firms that represent the interests of various shareholders. We continued this shareholder outreach program in 2016, including contacting all of our top 49 shareholders, who at the time collectively held in excess of 83% of our stock. Specifically, we solicited our shareholders’ views on whether they considered the disclosure in our proxy statement sufficient and understandable, whether they had any concerns with our executive compensation program, especially our program’s design and the linkage between pay and performance, and whether there were any other ways we could enhance our corporate governance structure to be more effective in driving shareholder value. We also specifically requested feedback on the issue of proxy access. The shareholders that engaged with us responded positively with respect to our 2016 disclosure, to the changes we have made to our executive compensation program and corporate governance, and to the linkage between pay and performance under our executive compensation program.
At our 2016 Annual Meeting, our shareholders approved the 2015 compensation of our named executive officers with 61% of the shares voting on the matter at the meeting voting in favor. We believe that the approval of our 2016 “Say-on-Pay” proposal resulted in large measure from our shareholder engagement effort. In particular, during our outreach efforts, shareholders identified a number of improvements to our executive compensation program and corporate governance that they would like to see the Company implement. As result, in 2016 we implemented majority voting for directors. We also revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control to three times the officer’s base salary and target bonus, which we believe is in line with market practice. And, after the passing of Mr. Muscari in September 2016, the Board determined that it would be in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles.
The following is a sampling of several of the comments we received from our shareholders through this engagement process that reflected the overall response:
“Your company is open and transparent in its disclosures and our conversations are always very candid.”
“MTX did a good job in creating value during 2016 when the oil and gas and steel markets were in decline.”
“Thank you for reaching out to have an exchange on Corporate Governance.”
“I appreciate the company highlights and thus holds management accountable to the AMCOL accretion plan also making the share price performance chart front and center. Too many companies have relegated this to the 10K making it cumbersome to have the chart easily available when reviewing the comp.”
“[Companies] need separation of the two roles [of Chairman and CEO] to feel the shareholder is properly represented.”
“Appreciate the detail on the personal objectives especially as you are above average with a 30% component weighting.”
“Pleased to see you kept in step with others and went to majority voting.”
As a result of the majority of shares favoring our “Say-on-Pay” proposal at our 2016 Annual Meeting, and the positive feedback we received during our 2016 shareholder outreach program, we have substantially maintained our executive compensation policies. The Compensation Committee will continue to consider the views of our shareholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.
44MINERALS TECHNOLOGIES   2017 Proxy Statement

 Compensation Discussion and Analysis
What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers

We have structured the major portion of executive compensation as “total direct remuneration,” consisting of base salary, annual incentive awards and long-term incentive awards. Long-term incentive awards consist of stock options, Deferred Restricted Stock Units (“DRSUs”), and Performance Units awarded under our long-term incentive plan. Additional elements supplement the total direct remuneration. As illustrated in the accompanying table, in 2016, the majority of total direct compensation to our named executive officers was performance-based and at risk and was long-term in nature.
	2016 Target Direct Remuneration Mix(1)
Name	Fixed	At- Risk	Short- Term	Long- Term	Cash	Equity
D.T. Dietrich(2)	24%	76%	42%	58%	65%	35%
T.J. Meek	25%	75%	44%	56%	67%	33%
D.J. Monagle	23%	77%	41%	59%	64%	36%
G.L. Castagna	27%	73%	48%	52%	69%	31%
J.J. Hastings	31%	69%	51%	49%	71%	29%
J.C. Muscari	18%	82%	36%	64%	62%	38%
(1)
The only fixed component of total direct remuneration at the Company is base salary. All other elements of total direct remuneration are performance-based and at risk (not guaranteed). The short-term components are base salary and annual incentives. The cash component includes base salary, annual incentives and Performance Units (which are denominated in and pay out in cash).

(2)
Does not take into account new compensation in December 2016 as CEO.

The table below summarizes the compensatory elements of our program and briefly explains their purpose. Following the table, we provide a detailed description of each element, why we pay it, and what decisions were made for individual payments and awards in 2016.
Element of Compensation Program	Description	How This Element Promotes Company Objectives/ Positioning vs. Market
Annual Compensation:
—Base Salary	Fixed annual compensation that is certain as to payment; provides continuous income to meet ongoing living costs.	Intended to be competitive with marketplace, to aid in recruitment and retention.
—Annual Incentives	Offers opportunity to earn performance-based compensation for achieving pre-set annual goals.	Motivate and reward achievement of corporate objectives.
Long-Term Compensation:
—Stock Options	Stock options granted at fair market value on date of grant typically with ratable vesting over three years. This represents approximately 20% of target long-term incentive compensation for each individual.	More highly leveraged risk and reward alignment with shareholder value; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of shareholders.
—DRSUs	Full value grant of stock units typically with ratable vesting over three years. This represents approximately 40% of target long-term incentive compensation for each individual.	Intended to increase long-term equity ownership and to focus executives on providing shareholders with superior investment returns; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of shareholders.
—Performance Units	Units pay out in cash based on three-year performance goals. This represents approximately 40% of target long-term incentive compensation for each individual.	Units earned based on performance metrics that are believed to be key to achieving success in the Company’s strategies.
MINERALS TECHNOLOGIES   2017 Proxy Statement45

 Compensation Discussion and Analysis
Element of Compensation Program	Description	How This Element Promotes Company Objectives/ Positioning vs. Market
Other Compensation Elements:
—Retirement Income	Qualified and non-qualified defined benefit and qualified defined contribution plans intended to provide for replacement of annual compensation with pension or lump-sum payments upon retirement.	Fair and competitive program designed to provide basic retirement benefits and encourage long-term service.
—Deferred Compensation	Nonfunded deferred compensation plan that mirrors the Company’s qualified defined contribution plan and allows for an annual election of deferrals of salary and bonus. Additionally, the program provides a second and separate election opportunity for the deferral of annual base salary and bonus for which these deferrals are credited with interest only.	Modest program that allows executives to have same level of benefits as other participants not subject to IRS limits.
—Severance Payments	Payments and benefits upon termination of an executive’s employment in specified circumstances, including after a change in control.	Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions; encourages management to consider transactions that could benefit shareholders.
—Benefits	Health and welfare benefits.	Fair and competitive programs to provide family protection, facilitate recruitment and retention.
—Perquisites	Modest personal benefits limited to financial counseling.	Highly desired benefits which can represent cost-effective elements of compensation. We do not provide tax gross-ups for perquisites.
Base Salary

The Committee believes that the overall compensation to the named executive officers should include reasonable levels of fixed cash compensation in order to provide a level of assurance of compensation. Base salaries of our named executive officers are determined in accordance with their responsibilities, their tenure in position, performance and market data for the position, although no particular weight is assigned to any one factor. Each employee receives an annual performance rating early in the year. The performance rating of the Company’s Chief Executive Officer is assigned by the Compensation Committee and approved by the Board. The performance ratings of other officers, including the named executive officers, are assigned by the Company’s Chief Executive Officer, subject to review by the Compensation Committee. For 2016, the named executive officers’
performance ratings were assigned by Mr. Muscari in early 2016. Based on the Company’s performance, general business outlook, and industry compensation trends, we set guidelines for average percentage compensation adjustments to salary for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee’s performance rating and current compensation level compared to similar marketplace positions.
The Committee determined that Mr. Muscari’s base salary in 2016 should remain unchanged at $1,000,000. The Committee also determined that, upon his election to Chief Executive Officer in December 2016, Mr. Dietrich’s base salary would be $800,000.

Annual Incentives
We pay annual incentives through our Annual Incentive Plan. The 2016 Annual Incentive Plan is designed to reward participants for the achievement of pre-established Company-wide financial goals and individual contributions thereto, as well as to reward the achievement of individual performance goals, by providing cash awards that are paid if such goals are met. Target annual incentive payment amounts are calculated (as a rounded amount) from the officers’ base salaries (using, for this purpose, actual payroll payments) using the following formula:
Base Salary X Target Percentage of Base
Salary = Target Annual Incentive Compensation
The amount of incentive compensation actually earned by participants in the Annual Incentive Plan is determined by multiplying the target amount by a performance factor. The

46MINERALS TECHNOLOGIES   2017 Proxy Statement

 Compensation Discussion and Analysis
performance factor represents percentage achievement of weighted composite of corporate financial targets, personal performance objectives and, for those executives who are Business Unit heads, Business Unit financial targets. The overall performance factor for each element (corporate financial targets, Business Unit financial targets, and personal performance objectives) may individually range from a minimum of 25% to a maximum of 200%, for an overall maximum performance factor of 200%. Payout is equal to target incentive compensation if the performance factor for each element is achieved at 100%.

Summary of Payments
In January 2017, the Committee reviewed the results of the 2016 Annual Incentive Plan. Payments were determined based on the achievement of the performance factors described below. Individual performance ratings were submitted by the Chief Executive Officer for discussion and approval by the Committee. The performance factors actually achieved for 2016 and the resulting payments to the named executive officers under the 2016 Annual Incentive Plan were as follows:
Name	2016 Base Salary	Target Percentage of Base Salary	Target Annual Incentive Compensation	Maximum Annual Incentive Compensation	Performance Factor Achieved	2016 Incentive Compensation Earned
D.T Dietrich(1)	$527,290	76.3%	$402,390	$804,780	129.0%	$519,200
T.J. Meek	$486,150	75.0%	$364,610	$729,220	123.0%	$448,500
D.J. Monagle	$490,950	75.0%	$368,210	$736,420	122.9%	$452,300
G.L. Castagna	$477,600	75.0%	$358,200	$716,400	122.6%	$439,000
J.J. Hastings	$449,430	65.0%	$292,130	$584,259	125.3%	$366,100
(1)
Mr. Dietrich’s target percentage increased from 75% to 100% upon his election as Chief Executive Officer in December 2016. The target percentage of base salary for 2016 was pro-rated accordingly.

As a result of his death, there was no Annual Incentive payout for Mr. Muscari for 2016.
Calculating the Performance Factor

We maintain a strong link between performance and pay within our executive compensation program through emphasis on incentives and utilization of performance measures that we believe are key drivers of shareholder value creation. For the 2016 Annual Incentive Plan, we determined that two financial measures—Operating Income (“OI”) and Return on Capital (“ROC”)—are the most important business metrics that lead to creation of shareholder value, and therefore deserve significant focus. Performance of the Company with respect to these metrics was a significant factor in each executive’s bonus opportunity. For executives who are Business Unit Heads (including Mr. Monagle, who was Chief Operating Officer for the Company’s legacy businesses), performance with respect to these financial targets within the executive’s Business Unit was also a significant factor in such executive’s bonus opportunity. The remainder of each executive’s bonus opportunity was based on personal performance objectives. Approximately half of the personal performance objectives were based on quantifiable financial components: Expense Management, improvements in Working Capital, and certain Productivity metrics, for which specific targets were established. Accordingly, financial components (OI, ROC, and improvements in Working Capital, Expense Management, and Productivity) represented approximately 80% of the plan’s target metrics.
The table below summarizes the weightings for each element of the performance factor (corporate financial targets, Business Unit financial targets, and personal performance objectives) for each of our named executive officers, along with their achievement in 2016.

	Company Financial Targets		Business Unit Financial Targets		Personal Performance
Name	Weighting	Achievement	Weighting	Achievement	Weighting	Achievement
D.T Dietrich	70%	120.5%	—	—	30%	149.0%
T.J. Meek	70%	120.5%	—	—	30%	129.0%
D.J. Monagle	50%	120.5%	20%	141.5%	30%	114.4%
G.L. Castagna	20%	120.5%	50%	126.1%	30%	118.1%
J.J. Hastings	70%	120.5%	—	—	30%	136.8%
MINERALS TECHNOLOGIES   2017 Proxy Statement47

 Compensation Discussion and Analysis
Company Level Financial Targets

As discussed above, the Committee selected OI and ROC as the two financial measures used to determine Company performance. For each measure, a Company performance target range was determined by weighting the average of individual Business Unit performance target ranges for these measures. Business Unit performance target ranges in turn represent a weighted average of sub-Business Unit level target ranges. The actual Company performance for 2016 for each measure also represented a weighted average of individual Business Unit actual performance for the measure. For purposes of determining the Company performance target ranges and actual 2016 performance, the Company’s Business Units were weighted approximately 20% for Paper PCC, 13% for Refractories, 13% for Performance Minerals, 38% for Performance Materials, 10% for Construction Technologies and 6% for Energy Services.
The following table sets forth, for each of the OI and ROC financial measures that we use to determine Company performance, the following:
•
the performance target range for threshold and maximum performance, representing a weighted average composite of the Business Unit minimum (threshold) and maximum performance, respectively,

•
the Company performance target if each of the Business Unit level performance factors were achieved at 100% of target, and

•
actual 2016 performance, representing the weighted average composite performance of the Business Units.

	Threshold	Target	Maximum	Actual 2016 Performance
Operating Income	$155.0 million	$251.4 million	$304.0 million	$257.2 million
Return on Capital	5.5%	8.8%	10.1%	9.1%
In determining the performance targets and target ranges for OI and ROC, the Committee took into consideration the economic conditions and risks of our market segments and the business development activities and goals for each of the Business Units. The Committee strived to design performance target ranges for OI and ROC that were attainable by the executive officers but challenging taking into consideration the economic condition in the markets we serve and the risks to achieve high performance. The OI targets set for 2016 reflected increases from 2015 actual OI performance of up to 11% for all Business Units, with the exception of the Refractories and Energy Services Business Units, whose targets were lower than 2015 actual OI performance as a result of the uncertainties in the steel and the oil and gas markets. The ROC targets set for 2016 were above the Company’s cost of capital, and were at or above the 2015 actual ROC performance for all Business Units, again with the exception of the Refractories and Energy Services Business Units, whose targets were lower than 2015 actual ROC performance as a result of the uncertainties in the steel and the oil and gas markets.
A performance factor was determined for each measure based on the actual 2016 performance. In each case, the Company performance factor for a measure represents the weighted average of Business Unit level performance factors. For each Business Unit, actual 2016 performance for each measure was weighted—OI was weighted at 60% and ROC at 40%—and the weighted average performance corresponds to a performance factor based on an individual payout matrix for such Business Unit. The performance factors for 2016 were determined to be as follows:
•
Paper PCC Business Unit: 101.7%

•
Refractories Business Unit: 168.4%

•
Performance Minerals Business Unit: 154.5%

•
Performance Materials Business Unit: 126.1%

•
Construction Technologies Business Unit: 95.3%

•
Energy Services Business Unit: 20.6%

•
Overall Company: 120.5%.

Business Unit Level Financial Targets

As discussed above, Business Unit level financial targets for OI and ROC contributed to the weighted average composite Corporate financial targets. In addition, for the executives who are Business Unit heads, individual Business Unit OI and ROC were factors in determining the bonus opportunity under the 2016 Annual Incentive Plan. As noted above, Business Unit targets in turn represent a weighted average of sub-Business Unit level targets.
Consistent with prior years, the Committee selected performance target ranges for each Business Unit’s OI and ROC based upon recommendations of the Chief Executive Officer and after reviewing the Company’s 2016 operating plan. The Committee also took into account the risks associated within each business unit as well as the economic conditions of the market each business unit serves. As described above, the Committee strived to design performance target ranges for

48MINERALS TECHNOLOGIES   2017 Proxy Statement

 Compensation Discussion and Analysis
OI and ROC that were attainable by the executive officers but challenging. The targets set for 2016 reflected performance that was higher than target 2015 performance and actual 2015 performance, with the exception of the Refractories and Energy Services Business Units.
As with Company level financial targets, a performance factor was determined for each Business Unit level measure based on the actual 2016 performance. The Business Unit performance factors represent percentage achievement of sub-Business Unit level targets. Accordingly, the performance factor for a measure does not represent a straight-line relationship between the Business Unit level target performance ranges and the actual performance for such Business Unit. We do not publicly report the financial results at the Business Unit or sub-Business Unit levels.

Personal Performance Objectives

Personal performance objectives for executive officers during 2016, other than Mr. Muscari, were set by Mr. Muscari. Given the timing of Mr. Dietrich’s election as Chief Executive Officer in December 2016, his personal performance objectives for 2016 reflected his role as Chief Financial Officer. Personal performance objectives for Mr. Muscari were set and approved by the Compensation Committee with input from Mr. Muscari. However, as noted above, as a result of his death, there was no Annual Incentive payout for Mr. Muscari for 2016.
The personal performance component provides rewards to executives in recognition of contributions in other key areas not captured in the OI and ROC financial metrics. Approximately half of the personal performance objectives were based on other quantifiable financial targets. Corporate staff executive officers had targets based upon Expense Control. Executive officers who are Business Unit Heads had targets based upon expense control, days of working capital reductions, productivity improvements, and sales growth initiatives, with different specific weightings applied to each element for each officer. Other personal performance objectives for executive officers other than the Chief Executive Officer include deployment of Lean operating principles and overall leadership, including with respect to the Company’s safety culture. For each category of the personal performance objectives, there was a range of potential payouts with the ultimate payout amount based upon the detailed evaluation by the Committee as to the achievement of the objectives. The Committee structured the 2016 Annual Incentive Plan in this manner so that the executives would know what their reward, if any, would be for achieving the financial objectives, while using the personal performance objectives to provide the Committee with the opportunity to assess the value of contributions or achievements within the context of the degree of difficulty and probability of achieving the objectives. The following are the specific personal performance objectives under Annual Incentive Plan for each of our named executive officers, as well as their achievement of such objectives in 2016:
•
Mr. Dietrich: The Compensation Committee reviewed Mr. Dietrich’s 2016 personal goals and objectives and assessed his performance versus the objectives in areas such as expense reduction, achievement of Hoshin Plans (Hoshin is a structured methodology for executing and achieving strategic goals and objectives) and overall leadership. For Mr. Dietrich, controllable expenses for his resource unit decreased in 2016 by 1.9% from 2015 levels, and his target was an increase of 3%, which resulted in a payout of 200% for this component of the award. Collectively, Mr. Dietrich’s performance against his personal performance objectives was 149.0% of target.
•
Mr. Meek: Mr. Dietrich and the Compensation Committee reviewed Mr. Meek’s 2016 personal goals and objectives and assessed his performance versus the objectives in areas such as expense reduction, achievement of Hoshin Plans and overall leadership. For Mr. Meek, controllable expenses for his resource units increased in 2016 by 3% from 2015 levels, and his target was an increase of 6.6%, which resulted in a payout of 134.4% for this component of the award. Collectively, Mr. Meek’s performance against his personal objectives was 129.0% of target.

•
Mr. Monagle: Mr. Dietrich and the Compensation Committee reviewed Mr. Monagle’s 2016 personal performance goals and objectives and assessed his performance versus the objectives in areas such as Operational Excellence deployment, expense management, productivity, working capital days, sales growth initiatives and overall leadership. For Mr. Monagle, controllable expenses for his Business Unit decreased in 2016 by 5.7% from 2015 levels, and his target was an increase of 3%, which resulted in a payout of 200% for this component of the award. Productivity improvements measured as Tons Produced per Manufacturing Hour improved by 5% from 2015 levels and his target was an improvement of 3% which resulted in a payout of 125% for this component of the award. Working capital days decreased 8 days from 2015 levels and his target was reduction of 10 days, which resulted in a payout of 62.5% for this component of the award. Mr. Monagle was also measured on sales growth initiative targets, which were not achieved, resulting in a payout of 0% for this component of the award. Collectively, Mr. Monagle’s performance against his personal objectives was 114.4% of target.

•
Mr. Castagna: Mr. Dietrich and the Compensation Committee reviewed Mr. Castagna’s 2016 personal performance goals and objectives and assessed his performance versus the objectives in areas such as

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 Compensation Discussion and Analysis
Operational Excellence deployment, expense management, productivity, working capital days, sales growth initiatives and overall leadership. For Mr. Castagna, controllable expenses for his Business Unit increased in 2016 by 3.6% from 2015 levels, and his target was an increase of 5.3%, which resulted in a payout of 168.7% for this component of the award. Productivity improvements measured as Tons Produced per Manufacturing Hour improved 9.0% from 2015 levels and his target was an improvement of 3% which resulted in a payout of 162.5% for this component of the award. Working capital days decreased 7 days from 2015 levels and his target was reduction of 6 days, which resulted in a payout of 125% for this component of the award. Mr. Castagna was also measured on sales growth initiative targets, which were not achieved, resulting in a payout of 0% for this component of the award. Collectively, Mr. Castagna’s performance against his personal objectives was 118.1% of target.
•
Mr. Hastings: Mr. Dietrich and the Compensation Committee reviewed Mr. Hastings’ personal goals and objectives and assessed his performance versus the objectives in areas such as expense reduction, achievement of Hoshin Plans and overall leadership. For Mr. Hastings, controllable expenses for his resource unit increased in 2016 by 9.5% from 2015 levels, and his target was an increase of 14%, which resulted in a payout of 138% for this component of the award. Collectively, Mr. Hastings’ performance against his personal performance objectives was 136.8% of target.

Long-term Incentives

Long-term incentives consist of stock options, DRSUs and Performance Units awarded under our long-term incentive compensation plan. Our compensation program uses equity-based awards (stock options and DRSUs), the ultimate value of which is contingent on our longer-term performance, in order to provide the named executive officers with a direct incentive to seek increased shareholder returns. Furthermore, as described below, we have established stock retention requirements for our executive officers that require the executives to retain a portion of the common stock of the Company that they receive pursuant to equity awards. We believe this further aligns the interests and actions of the Company’s executive officers with the interests of the Company’s shareholders. Performance Units, which pay cash based on the Company’s performance over a three-year performance period, provide a cash incentive that is based on a longer-term performance evaluation than the 2016 Annual Incentive Plan.
Equity award opportunities and Performance Units awarded through our long-term incentive compensation plan provide the named executive officers with a direct incentive to seek increased shareholder returns and serve to further align the interests and actions of the Company’s executive officers with the interests of the Company’s shareholders. Compensation levels for each element are determined by the Committee independently and are not set based on the levels of other elements of compensation, except that the aggregate value of long-term incentive opportunities at target are generally set so that the sum of base salary, annual incentive at target and long-term incentives at target fall within the desired range of total direct remuneration. The Compensation Committee also takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position.
To determine the amounts of each type of long-term incentive provided to each executive officer, the Committee generally first determines the total long-term incentive award to be granted to an executive officer. Total long-term incentive value is determined as a multiple of an executive’s base salary, based on market data supplied by Steven Hall & Partners, the Compensation Committee’s independent compensation consultant. The applicable percentage of total long-term incentive awards ranged from 100% to 375% of base salary for the named executive officers. The Committee then establishes the split among the three long-term incentive vehicles. The Committee decided in 2016 that the total long-term incentive value would be split as follows: 20% in the form of stock options, 40% in DRSUs and 40% in Performance Units. This split reflected a desire to base awards on performance and the general marketplace trend of decreasing the emphasis on stock options. Of the equity components, stock options are valued using the Black-Scholes option valuation method and DRSUs are valued using the average of the high and the low of the stock price on the date of the grant. Performance Units are cash vehicles linked to financial goals set by the Committee. They are valued at $100 per unit assuming target-level performance, with higher and lower per-unit values for above- and below-target performance. These values are then translated into specific amounts for each individual executive officer.
All of our long-term compensation awards are strongly linked to performance. The Performance Units awarded through our long-term incentive compensation plan are linked to measurements of return on capital and stock performance. The linkage to performance is indicated by the Units’ history of zero payouts until our company’s performance improved over the past several years. Realized payouts on Performance Units that have vested over the past ten years are set forth in the following table.

50MINERALS TECHNOLOGIES   2017 Proxy Statement

 Compensation Discussion and Analysis
Performance Unit Payout History
Grant Date	Three Year Performance Period	Actual Payout as a Percentage of Payout at Target Performance
2014	2014 – 2016	154%
2013	2013 – 2015	190%
2012	2012 – 2014	266%
2011	2011 – 2013	220%
2010	2010 – 2012	150%
2009	2009 – 2011	78%
2008	2008 – 2010	40%
2007	2007 – 2009	0%
2006	2006 – 2008	0%
2005	2005 – 2007	0%
Equity awards have a three-year vesting period. We strongly believe that our equity-based awards are performance-based, as vesting only occurs if the executive continues to be employed by the Company on the vesting date. We have a high-performance culture. This means that we expect our executives to perform to high levels. Our history is that executives that do not meet such performance standards leave our Company; in the past nine years, there has been 100% turnover of the positions in our executive management team. These officers have forfeited all of their unvested equity awards.
Stock Options. The Committee awarded the named executive officers in 2016 stock options with an exercise price of $38.29. The exercise price represents fair market value on the date of grant as defined in the 2015 Stock Award and Incentive Plan as the average of the high and the low stock price on the grant date. These options generally have a ten-year term and vest in equal installments on each of the first three anniversaries from the date of grant. To encourage the ownership of Company stock among officers, upon exercise, at least 50% of after-tax value of appreciation must be held in Company stock for at least five years. All 2016 awards of stock options to Mr. Muscari, which were unvested at the time of his death, terminated in accordance with the terms of our Stock Award and Incentive Plan.
DRSUs. DRSUs generally vest in equal installments on each of the first three anniversaries from the date of grant. As with stock options, to encourage the ownership of Company stock among officers, at least 50% of the shares received upon vesting of the DRSUs (after tax) must be held by the executives for five years. All 2016 awards of DRSUs to Mr. Muscari, which were unvested at the time of his death, terminated in accordance with the terms of our Stock Award and Incentive Plan.
Performance Units. Performance Units awarded under our long-term incentive compensation plan pay cash based on the Company’s performance over a three-year performance period. Performance Units granted in 2016 vest at the end of a three-year performance period (2016–2018), provided the grantee remains employed by the Company at such time. The value of each Performance Unit is dependent on the following three components:
•
The Company’s ROC performance over the three-year performance period (which distinguishes this measure from the one-year ROC target under our Annual Incentive Plan) as compared to target ROC, which is set to exceed the Company’s weighted average cost of capital.

•
The Company’s stock performance as compared to the S&P MidCap 400 Index and the Russell 2000 Index, based on total shareholder return for the period from January 1, 2016 to December 31, 2018. For this purpose, the total shareholder return of the S&P MidCap 400 Index and the Russell 2000 Index are weighted equally.

•
The Company’s stock performance as compared to our Peer Company Index, based on total shareholder return for the period from January 1, 2016 to December 31, 2018. Commencing in 2013, we began using a Peer Company Index that is consistent with the comparator group of peer companies used for our overall compensation benchmarking, which is described in detail below under “—How We Make Compensation Decisions—Comparator Group Companies.”

The following sets out, for each of the three components, the minimum (threshold) performance below which such component will not have any payout, the target performance at which the component pays out at $100, and the maximum performance at which the component pays out at $300.

	Threshold	Target	Maximum
Return on Capital	7.0%	9.0%	10.8%
Company Stock Performance as a Percentage of S&P MidCap 400 Index and Russell 2000 Index	75%	100%	130%
Company Stock Performance as a Percentage of Peer Company Index	75%	110%	130%
Equal weighting is given to each of the three components. Thus, each of the three types of performance components contributes one-third of the final value of the Performance Unit. For each component, we calculate a payout level at the end of the performance period. The following tables set forth the payout levels for stated performance for each of the three components. Performance between the stated percentages is interpolated.
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 Compensation Discussion and Analysis
ROC Performance relative to target ROC (one-third of Unit Value)
ROC Performance	Component Achievement
<7.0% (minimum)	$0
7.8%	$75
9.0% (target)	$100
9.8%	$200
10.8% (maximum)	$300
Company Stock Comparison to the S&P MidCap 400 Index and the Russell 2000 Index (one-third of Unit Value)
Company TSR Performance as a % of Target	Component Achievement
<75% (minimum)	$0
75%	$75
100% (target)	$100
120%	$200
130+% (maximum)	$300
Company Stock Comparison to the Peer Company Index (one-third of Unit Value)
Company TSR Performance as a % of Target	Component Achievement
<75% (minimum)	$0
75%	$40
100%	$90
110% (target)	$100
120%	$200
130+% (maximum)	$300
After each of the component payout amounts are determined, the three component payout amounts are averaged together to determine an overall Performance Units payout amount. For example, if for a Performance Unit, one component performance metric is achieved at the target level (yielding $100 for such component), one is achieved at the threshold level (yielding $75 for such component), and one is achieved at the maximum level (yielding $300 for such component), the performances together will result in a final payout value for the Performance Unit of  $158.33 (the average of  $100, $75, and $300). Performance Units have an overall target value of   $100 if each of the three components are achieved at target performance. The Performance Unit value is paid out in cash at the end of the performance period.
In January 2017, the Committee reviewed the results of Performance Units related to the performance period ending December 31, 2016. The Company’s strong performance during the performance period resulted in a payout on these Performance Units of  $154.17 per unit. Payments to the named executive officers on such Performance Units were as follows: Mr. Dietrich, $656,764, Mr. Monagle, $709,182, Mr. Meek, $615,138, Mr. Castagna, $246,672, and Mr. Hastings,$390,050. In addition, the Performance Units granted to Mr. Muscari in 2014 were vested and his estate received a payment of  $1,973,376 in respect of such Performance Units in accordance with the terms of the grant.

Interim Chief Executive Officer Arrangements

On September 6, 2016, the Company announced that Mr. Dietrich and Mr. Meek were named Interim Co-Chief Executive Officers, to succeed Mr. Muscari. On September 20, 2016, the Committee approved a cash payment to each of Mr. Dietrich and Mr. Meek in the form of a temporary monthly stipend in the amount of  $16,667 per month, for the time period each serves as Interim Co-Chief Executive Officer. The Committee also determined that Mr. Dietrich and Mr. Meek each was eligible for a special recognition bonus for their interim roles, in an amount to be determined, once a permanent chief executive officer is appointed. The Committee later determined the amount of these special recognition bonuses to each be $150,000. The objective of the special recognition bonus was to recognize the additional duties, time commitment and stability provided by these individuals during a period of substantial uncertainty. By all accounts, Messrs. Dietrich and Meek performed extraordinarily well during this difficult transition period, providing the steadiness and leadership required both internally and externally to meet the needs of all stakeholders. From a shareholder perspective, the transition was a tremendous success as the Company’s stock price rose approximately 18% during this timeframe.

52MINERALS TECHNOLOGIES   2017 Proxy Statement

 Compensation Discussion and Analysis
Retirement Programs

Our retirement programs for senior executives provide an opportunity for each participating executive, through long service to the Company, to receive a pension or other forms of retirement benefits. With the exception of Mr. Castagna and Mr. Hastings, our named executive officers participate in the Company’s Retirement Plan and the Supplemental Retirement Plan which provide retirement benefits to employees and executives. Mr. Castagna, who was an executive of AMCOL prior to its acquisition by us on May 9, 2014, participates in the MTI Retirement Plan-PC&E, MTI Supplemental Retirement Plan-PC&E, and MTI Deferred Compensation Plan-PC&E. These plans are described more fully in the narrative following the Pension Benefits table below.
Although our retirement programs provide valuable benefits that help us attract and retain executive talent, we rely more heavily on other elements of our compensation program in the recruitment process and for retention.

Severance Policies

Severance protection is provided to our senior executives in employment agreements and severance agreements. This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. When recruited from another company, the executive generally will seek to be protected in the event he or she is terminated without cause or we take actions giving the executive good reason to terminate employment. We believe that the protection we provide—including the level of severance payments and post-termination benefits—is appropriate and within the range of competitive practice.
Severance protection following a change in control, while potentially costly, provides a number of important benefits to the Company. First, it permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change in control transactions take time to unfold, and a stable management team can help to preserve the Company’s operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that the Company’s business will continue without undue disruption. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of the Company in a third party. We do not provide for excise tax gross up payments to executive officers in connection with a change in control. In 2016, we revised our officers’ change-in-control arrangements to reduce the severance payable upon a change-in-control to three times the officer’s base salary and target bonus, which we believe is in line with market practice. The Compensation Committee believes that the potential cost of executive change in control severance payments and benefits, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice, and represents an appropriate cost relative to the benefits to the Company and its shareholders.

Deferred Compensation

The Company maintains the Supplemental Savings Plan in order to allow employees to defer amounts that cannot be deferred under the qualified Savings and Investment Plan (the Company’s 401(k) plan) due to Internal Revenue Code limits. Contributions under the Supplemental Savings Plan are limited to the percentage limits that the employee would otherwise have been able to contribute on a before-tax basis to the Savings and Investment Plan. Additionally, the program provides a second and separate election opportunity for the deferral of annual base salary and bonus for which these deferrals are credited with interest only. Amounts placed in the Supplemental Savings Plan remain with the Company until payout, rather than invested through a third party as with other defined contribution programs.

Perquisites
We provide only minimal perquisites that have a sound benefit to the Company’s business.
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 Compensation Discussion and Analysis
How We Make Compensation Decisions

Objectives of Our Compensation Program for Named Executive Officers

The Compensation Committee believes that the compensation program for executive officers should reward the achievement of the short-term and long-term objectives of the Company, and that compensation should be related to the value created for its shareholders. Furthermore, the program should reflect competitive opportunities and best practices in the marketplace.
The following objectives serve as guiding principles for the Compensation Committee:
•
Provide a market-based, competitive total compensation opportunity that allows the Company to attract, retain, motivate and reward highly skilled executives;

•
establish a strong pay-for-performance culture based on the achievement of key business objectives and reinforced by incentive-based pay; and

•
strengthen the linkage between executive and shareholder interests through the usage of equity awards and executive stock ownership.

Comparator Group Companies

We intend that the levels of compensation available to executive officers who successfully enhance corporate value be competitive with the compensation offered by publicly held companies so that we can successfully attract and retain the high-quality executive talent critical to the long-term success of the Company. Furthermore, we seek to encourage outstanding performance through the opportunity to earn substantially more than target levels of pay for superior performance. To understand the competitive market for pay, we analyze the compensation programs at a comparator group of companies in setting compensation terms for our program.
As a result of our outreach to our shareholders in 2012, we substantially revised the comparator group used for determining our compensation program. We conducted the same review each year since, and in 2016 determined that the group remained appropriate, with the only changes being the removal of certain companies which were acquired or entered bankruptcy. The Company’s primary business competitors are foreign companies, privately held firms or subsidiaries of publicly-traded companies. Accordingly, compensation data for most of our primary business competitors is not publicly available. Therefore, based on information and analysis provided by the Committee’s executive compensation consultants, Steven Hall & Partners, we identified the following group of comparator companies for reference in setting compensation. We selected these companies because they are primarily in the specialty chemical industry, they provide a broad measure of compensation in the market in which we compete for talent, and they are similar to the Company in the size and scope of their operations.

A. Schulman, Inc.	Harsco Corporation
Albermarle Corporation	Innophos Holdings, Inc.
Cabot Corporation	Koppers Holdings Inc.
Century Aluminum Company	Kraton Performance Polymers, Inc.
Compass Minerals International, Inc.	Kronos Worldwide, Inc.
Ferro Corporation	Olin Corporation
H.B. Fuller Company	Sensient Technologies Corp.
We do not rely exclusively on comparator group data in setting the terms of our compensation program. Consideration also is given to major compensation surveys of companies in the chemical industry, as well as companies in general industry. Survey information helps to confirm the validity and provide broader context to the comparator group data, as well as provide data for positions where comparator data is not available from public filings with the SEC. This survey data is developed independently by Steven Hall & Partners and provided to the Compensation Committee.

Setting Total Direct Remuneration

Total direct remuneration—consisting of salary, annual incentive awards and long-term incentive awards—provides the major portion of each named executive officer’s remuneration. In setting each named executive officer’s total direct remuneration opportunity, the Compensation Committee takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position. As a result, we do not set total direct remuneration or the

54MINERALS TECHNOLOGIES   2017 Proxy Statement

 Compensation Discussion and Analysis
component parts at levels to achieve a mathematically precise market position. Based on its review of the factors described above, Mr. Muscari’s total direct remuneration was set relatively higher than the other named executive officers, reflecting among other things his greater scope of responsibilities and longer term of service as an executive officer than the other named executive officers.
As discussed above, our program has provided substantial portions of total direct remuneration in the form of DRSUs and stock options to promote share ownership as a direct means of aligning the interests of executives with the long-term interests of shareholders. Our share retention requirements also encourage long-term shareholding. Cash compensation permits executives to meet living expenses and build wealth through diversified investments, and we therefore seek to provide balance in the mix of cash and non-cash compensation. The more senior the role, the greater the percentage of compensation provided in the form of at-risk long-term incentives.
In evaluating the level of compensation for the named executive officers versus the marketplace, the Committee considered the elements of salary, annual incentive and long-term incentive compensation, both individually and collectively. These elements were benchmarked to compensation information of comparator companies provided by the Committee’s executive compensation consultants, Steven Hall & Partners. However, this compensation data was not utilized by the Committee to adjust any element of compensation, or total compensation generally, paid to any executive officer (including any of the named executive officers) to precisely equal benchmarked values. Rather, salary, bonus and equity-based compensation components, individually and in total, for each executive, were compared to the average value received by the executives in the comparator companies and such comparison served as general guidance to the Committee in setting compensation levels. In addition, the Committee reviewed the salary, annual incentive and long-term incentive compensation amounts received by each such executive in prior years when establishing compensation levels. In establishing the form and amount of compensation, the Committee attempts to provide compensation that is competitive with its comparator companies, but reasonable in light of the Company’s performance in prior years.
Compensation levels for each element of direct remuneration are determined by the Committee independently and are not set based on the levels of other elements of compensation, except that the aggregate value of long-term incentive opportunities at target are generally set so that the sum of base salary, annual incentive at target and long-term incentives at target fall within the desired range of total direct remuneration. As noted above, in each case, the Compensation Committee also takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position.

Other Policies

The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. In this process, the Compensation Committee reviews “tally sheets” and other reports and analyses of executive compensation including those prepared by the Compensation Committee’s independent advisor, Steven Hall & Partners.
Other policies and practices that help promote our compensation objectives include the following:
Employment Agreements. We have employment agreements with all of the named executive officers. These agreements formalize the terms of the employment relationship and the Company’s obligations to the executive during employment and in the event of termination. Additionally, these agreements clearly define the obligations of executives during and after employment with the Company. This includes compliance with restrictive terms that protect our business related to competitive activities, solicitation of our employees, customers and business partners, the disclosure of confidential information, and other actions that could be harmful to the Company post-employment. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and discourage frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. In some cases, including when an executive has been recruited to join us, executives have negotiated with us regarding the terms of their employment. The agreements embody the employment terms on which the Compensation Committee and the executives have reached agreement.
Equity Award Grant Practices. Most of our option and DRSU grants have occurred as part of our regular annual grant of equity awards at a regularly scheduled meeting of the Compensation Committee, typically in January. The Company considers interim grants in cases of new hires, promotions and other special situations.
Clawback Policy. In 2012, we adopted a Policy for Recoupment of Incentive Compensation (a “clawback” policy). This allows the Company to recapture any compensation paid or awarded to an executive officer or other key employee if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement, and the Board determines that the willful commission of an act of fraud or dishonesty by

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 Compensation Discussion and Analysis
such person or recklessness in the performance of such person’s duties contributed to the non-compliance and the compensation received by such person would have been materially lower if it had been based on the restated results.
Officer Stock Ownership Guidelines. The following are the stock ownership guidelines effective for the Chief Executive Officer and other named executive officers. The guidelines require holdings of our stock with values at least equal to specified multiples of base salary, as follows:
•
Chief Executive Officer—six times base salary (within five years of election)

•
Chief Financial Officer—four times base salary (within five years of election)

•
Other Elected Officers—three times base salary (within five years of election)

As of January 31, 2017, Mr. Meek and Mr. Hastings were the only named executive officers in their positions for the five years required for the guidelines to take effect. Mr. Meek and Mr. Hastings were in compliance with the officer stock ownership guidelines.
Trading Controls and Hedging Transactions. Executive officers, including the named executive officers, are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including exercises of stock options. Generally, trading is permitted only during announced trading periods. The named executive officer bears full responsibility if he or she violates Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted. Executive officers are prohibited from entering into hedging transactions, short sales and similar derivative transactions, and from pledging shares of Company stock.

Tax Deductibility
Internal Revenue Code Section 162(m) limits the tax deductions that a public company can claim for compensation to some of its named executive officers. We generally seek to preserve such corporate tax deductibility for compensation to the extent practicable. In particular, we structure our Annual Incentive Plan so that awards granted to our named executive officers may satisfy the requirements for deductible compensation. The Compensation Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. Accordingly, the Committee recognizes that a portion of the compensation paid to the executive officers will be subject to the deduction limitation.

2017 Compensation Program for Named Executive Officers
Except as discussed above with respect to Mr. Dietrich’s compensation package, our compensation program for senior executives for 2017 will be structured in a manner similar to the 2016 program.

Decision-Making Responsibility
Governance of our compensation program is the responsibility of the Compensation Committee, which consists solely of independent (non-management) directors. The Compensation Committee works with management, in particular the Chief Executive Officer and the executive responsible for Human Resources, in making decisions regarding our compensation program. The Chief Executive Officer has the ability to call Compensation Committee meetings for this purpose. The Compensation Committee also has retained Steven
Hall & Partners, a nationally known compensation consulting firm, to assist in gathering and analyzing market data, advising the Compensation Committee on compensation standards and trends, and assisting in the implementation of policies and programs. Steven Hall & Partners works with the Chief Executive Officer and the executive responsible for Human Resources, in providing such assistance to the Compensation Committee. Steven Hall & Partners does not provide any other services to the Company.

56MINERALS TECHNOLOGIES   2017 Proxy Statement

  REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
John J. Carmola, Chair
Robert L. Clark
Duane R. Dunham
Barbara R. Smith
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 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table—2016
The following table summarizes the compensation of the named executive officers for the fiscal year ended December 31, 2016. The named executive officers include our current Chief Executive Officer (who was also Senior Vice President, Treasury and Finance, Chief Financial Officer throughout 2016 and served as Interim Co-Chief Executive Officer from September 2016 to December 2016 before being elected Chief Executive Officer in December 2016), our Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer (who also served as Interim Co-Chief Executive Officer from September 2016 to December 2016), our former Chairman and Chief Executive Officer (who passed away in September 2016), and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2016. For purposes of determining the most highly compensated officers, the amounts shown in column (h) were excluded.
Name and Principal Position* (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation** ($)(3) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Douglas T. Dietrich Chief Executive Officer	2016	$527,289	$150,000	$503,984	$326,738	$1,175,964	$33,618	$88,637	$2,806,230
	2015	$507,981	—	$1,379,982	$316,684	$1,227,927	$61,983	$29,760	$3,524,317
	2014	$445,962	—	$425,985	$317,560	$1,351,245	$69,089	$27,946	$2,637,787
Thomas J. Meek Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer	2016	$486,150	$150,000	$428,218	$274,985	$1,063,638	$36,515	$90,415	$2,529,921
	2015	$478,308	—	$1,307,820	$269,068	$1,160,190	$57,982	$32,054	$3,305,422
	2014	$428,173	—	$381,989	$287,299	$1,314,762	$66,179	$30,635	$2,509,037
D.J. Monagle, III Group President, Specialty Minerals and Refractories	2016	$490,952	—	$501,801	$328,516	$1,161,482	$27,843	$33,787	$2,544,381
	2015	$486,921	—	$837,234	$321,405	$1,228,092	$62,048	$32,291	$2,967,991
	2014	$440,673	—	$460,016	$362,998	$1,445,297	$87,397	$23,954	$2,820,335
Gary L. Castagna Group President, Performance Materials and Construction Technologies	2016	$477,596	—	$366,387	$235,266	$685,672	$387,895	$15,600	$2,168,416
	2015	$467,789	$200,000	$625,021	$197,916	$866,919	$247,492	$15,600	$2,620,737
	2014	$265,789	—	$1,660,036	$112,485	$392,800	$138,463	$15,527	$2,585,100
Jonathan J. Hastings Senior Vice President, Corporate Development	2016	$449,433	—	$283,577	$183,826	$756,150	—	$32,254	$1,705,240
Joseph C. Muscari Former Chairman and Chief Executive Officer	2016	$865,385	—	$1,405,978	$902,783	$1,973,376	$52,685	$46,524	$5,246,731
	2015	$1,025,000	—	$3,405,869	$927,486	$3,723,740	$150,122	$53,252	$9,285,469
	2014	$900,000	—	$1,278,070	$966,283	$4,617,676	$192,726	$49,126	$8,003,881
*
In September 2016, our former Chairman and Chief Executive Officer, Joseph C. Muscari, passed away unexpectedly. The Board named Douglas T. Dietrich, then Senior Vice President, Treasury and Finance, Chief Financial Officer of the Company, and Thomas J. Meek, then Senior Vice President, General Counsel and Secretary, Chief Compliance Officer of the Company, as Interim Co-Chief Executive Officers. In December 2016, the Board elected Mr. Dietrich as permanent Chief Executive Officer.

**
Non-equity Incentive plan compensation consists of the following:

Name	2016 Annual Incentive Bonus	2016 Long-term Incentive Payout	Total
D.T. Dietrich	$519,200	$656,764	$1,175,964
T.J. Meek	$448,500	$615,138	$1,063,638
D.J. Monagle	$452,300	$709,182	$1,161,482
G.L. Castagna	$439,000	$246,672	$685,672
J.J. Hastings	$366,100	$390,050	$756,150
J.C. Muscari	$—	$1,973,376	$1,973,376
(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company calculates the “fair value” of stock awards under FASB ASC Topic 718 by multiplying the number of shares by the average of the high and low price of the Company’s common stock on

58MINERALS TECHNOLOGIES   2017 Proxy Statement

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the New York Stock Exchange on the grant date. See Note 4 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for the assumptions made in determining FASB ASC Topic 718 values.
(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company calculates the “fair value” of option awards under FASB ASC Topic 718 using the Black-Scholes valuation model. See Note 4 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for the assumptions made in determining FASB ASC Topic 718 values.

(3)
Amounts shown for 2016 represent the sum of   (i) 2016 Annual Incentive awards under the 2016 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2016, which vested on December 31, 2016, as detailed in the above note (**).

Amounts shown for 2015 represent the sum of   (i) 2015 Annual Incentive awards under the 2015 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2015, which vested on December 31, 2015. The value of these Performance Units was $189.55 per unit.
Amounts shown for 2014 represent the sum of   (i) 2014 Annual Incentive awards under the 2014 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers for the performance period ending December 31, 2014, which vested on December 31, 2014. The value of these Performance Units was $265.67 per unit.
A Performance Unit is worth $100 per unit at target performance; at maximum performance, $300 per unit. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Long-term Incentives” for more information.
(4)
Amounts shown in column (h) are solely an estimate of the increase in actuarial present value during 2016 of the named executive officer’s normal retirement age (defined as the earliest age at which the executive can receive a benefit unreduced for early retirement) accumulated benefit under the Company’s Retirement Plan and the Supplemental Retirement Plan (our “PP&R” plans), in the cases of the named executive officers other than Mr. Castagna and Mr. Hastings, and the MTI Retirement Plan—PC&E and MTI Supplemental Retirement Plan—PC&E (our “PC&E” plans for former AMCOL International employees) for 2016, in the case of Mr. Castagna. Mr. Hastings does not participate in a pension plan. The amount attributable to each plan is shown in the table below:

	Change in Pension Value
Name	Retirement Plan	Supplemental Retirement Plan	Total
D.T. Dietrich	$8,902	$24,716	$33,618
T.J. Meek	$9,948	$26,567	$36,515
D.J. Monagle	$8,504	$19,339	$27,843
G.L. Castagna	$56,704	$331,191	$387,895
J.J. Hastings	—	—	—
J.C. Muscari	$7,712	$44,973	$52,685
The change in pension values for Mr. Dietrich, Mr. Monagle, Mr. Meek, and Mr. Muscari are calculated under the cash balance formula, which is described in more detail in the narrative following the Pension Benefits table below. The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age, assuming that the executive remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the end-of-year cash balance account to normal retirement age using annual interest credits of 1.74% for 2016 calculations and 1.48% for 2015 calculations. The projected cash balance is then converted to an annuity using the September 2016 rates (1.47% for 5 years, 3.34% for next 15 years, 4.30% thereafter) and the 2017 IRS prescribed mortality table for 2016 calculations, and September 2015 rates (1.69% for 5 years, 4.11% for next 15 years, 5.07% thereafter) and the 2016 IRS prescribed mortality table for 2015 calculations.
Mr. Muscari passed away on September 3, 2016. His cash balance account was calculated as of October 1, 2016 and converted to an annuity using the June 2016 rates and the IRS prescriber mortality for 2016.
The present value of accumulated benefits is then calculated using the following discount rate and mortality assumptions:
Discount rate:	2016 year end:	PP&R: 3.83% for the qualified plan
3.21% for the nonqualified plan
PC&E: 4.04% for the qualified plan
4.04% for the nonqualified plan
	2015 year end:	PP&R: 3.98% for the qualified plan
3.20% for the nonqualified plan
PC&E: 4.24% for the qualified plan
4.25% for the nonqualified plan
	2014 year end:	PP&R: 3.65% for the qualified plan
3.65% for the nonqualified plan
PC&E: 4.30% for the qualified plan
4.21% for the nonqualified plan
Mortality table:	2016 year end:	PP&R and PC&E “RP-2014 Mortality Table adjusted to 2006 with Generational Projection (Scale
MP-2016)”—post retirement only
	2015 year end:	PP&R and PC&E “RP-2014 Mortality Table adjusted to 2006 with Generational Projection (Scale
MP-2016)”—post retirement only
	2014 year end:	PP&R: “RP-2014 Mortality Table with Generational Projection (Scale MP-2014)”—post retirement only
PC&E: “RP-2014 fully generational table projected using scale MP-2014”
MINERALS TECHNOLOGIES   2017 Proxy Statement59

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
(5)
All Other Compensation for 2016 consists of the following:

All Other Compensation—2016
Name	Interim CEO Stipend*	Perquisites**	401(k) Plan Match***	Supplemental Savings Plan Match	Total
D.T. Dietrich	$54,615	$1,669	$10,600	$21,753	$88,637
T.J. Meek	$54,615	$5,000	$10,600	$20,200	$90,415
D.J. Monagle	—	$5,000	$10,600	$18,187	$33,787
G.L. Castagna	—	$5,000	$10,600	—	$15,600
J. J. Hastings	—	$5,000	$10,600	$16,654	$32,254
J.C. Muscari	—	$7,462	$10,600	$28,462	$46,524
*
For Mr. Dietrich and Mr. Meek, consists of temporary monthly stipend for the time period each served as Interim Co-Chief Executive Officer.

**
Consists solely of financial counseling, except for $2,462 in medical reimbursements for Mr. Muscari pursuant to his employment agreement.

***
Consists of plan match under the Savings and Investment Plan.

60MINERALS TECHNOLOGIES   2017 Proxy Statement

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Grants of Plan-Based Awards—2016
The following table provides information on the Annual Incentive Plan awards to each of the Company’s named executive officers in 2016 and the Performance Units, DRSUs and stock options granted in 2016 to each of the Company’s named executive officers under the Company’s long-term incentive program. The estimated future payouts of non-equity incentive plan awards listed in the table below depend on performance criteria described in footnote 2 below. There can be no assurance that such payouts will ever be realized.
		Performance Units (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Grant Date Closing Price	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name*	Grant Date		Threshold ($)	Target ($)	Maximum ($)
D.T. Dietrich	(1)		$97,500	$390,000	$780,000
	1/19/2016(2)	5,040	$319,200	$504,000	$1,512,000
	1/19/2016					13,164				$503,984
	1/19/2016						22,968	$37.03	$38.29	$326,738
T.J. Meek	(1)		$91,575	$366,300	$732,600
	1/19/2016(2)	4,282	$271,193	$428,200	$1,284,600
	1/19/2016					11,185				$428,218
	1/19/2016						19,330	$37.03	$38.29	$274,985
D.J. Monagle	(1)		$92,438	$369,750	$739,500
	1/19/2016(2)	5,067	$320,910	$506,700	$1,520,100
	1/19/2016					13,107				$501,802
	1/19/2016						23,093	$37.03	$38.29	$328,516
G.L. Castagna	(1)		$90,000	$360,000	$720,000
	1/19/2016(2)	3,663	$231,990	$366,300	$1,098,900
	1/19/2016					9,570				$366,387
	1/19/2016						16,538	$37.03	$38.29	$235,266
J.J. Hastings	(1)		$73,369	$293,475	$586,950
	1/19/2016(2)	2,835	$179,550	$283,500	$850,500
	1/19/2016					7,407				$283,577
	1/19/2016						12,922	$37.03	$38.29	$183,826
J.C. Muscari	(1)		$250,000	$1,000,000	$2,000,000
	1/19/2016(2)	14,080	$891,733	$1,408,000	$4,224,000
	1/19/2016					36,724(7)				$1,405,978
	1/19/2016						63,461(8)	$37.03	$38.29	$902,783
*
The Company did not have any equity incentive plans during 2016, nor does it currently have such plans. Accordingly, the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted from this table.

(1)
Represents threshold, target and maximum payout levels under our 2016 Annual Incentive Plan. The actual amount of incentive award earned by each named executive officer in 2016 is reported in the Summary Compensation Table under note (*). For a more detailed discussion of the 2016 Annual Incentive Plan, see “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Annual Incentives.”

(2)
Represents the number of Performance Units granted to the named executive officers in 2016 under the Company’s long-term incentive program and estimated threshold, target and maximum payouts. Except as otherwise noted, Performance Units vest at the end of a three-year performance period. For the 2016-2018 performance period, the value of each performance unit is based on three metrics: (i) the Company’s ROC performance, (ii) the Company’s stock performance comparison to the S&P MidCap 400 Index and the Russell 2000 Index, and (iii) the Company’s stock performance comparison to a Peer Group Index. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. At threshold performance for each of the metrics, a Performance Unit is worth $63.33; at target performance, $100 per unit; at maximum performance, $300 per unit. The Performance Unit value for the 2016-2018 performance period will be paid out (subject to meeting the above performance criteria) in early 2019. For a more detailed discussion of Performance Units, see “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers—Long-term Incentives.”

(3)
Except as otherwise noted, DRSUs vest in three equal annual installments beginning on the first anniversary of the grant date (subject to accelerated vesting in specified circumstances). DRSUs are not credited with dividends or dividend equivalents prior to vesting.

(4)
Except as otherwise noted, options vest in three equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date (subject to accelerated vesting in specified circumstances).

(5)
The exercise price of option awards is determined by the average of the high and low price of the Company’s common stock on the grant date. Accordingly, the exercise price of option awards granted on January 19, 2016 is $38.29. The closing price of the Company’s common stock on January 19, 2016 was $37.03.

(6)
The grant date fair value of each DRSU is determined by the average of the high and low price of the Company’s common stock on the grant date. Accordingly, the per share grant date fair value of each DRSU granted on January 19, 2016 is $38.29. The grant date fair value, calculated in accordance with FASB ASC Topic 718 using the Black-Scholes valuation method, of each option granted on January 19, 2016 is $14.23.

(7)
All 2016 awards of DRSUs to Mr. Muscari, which were unvested at the time of his death, terminated in accordance with the terms of our Stock Award and Incentive Plan.

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(8)
All 2016 awards of stock options to Mr. Muscari, which were unvested at the time of his death, terminated in accordance with the terms of our Stock Award and Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End—2016
The following table shows the number of shares of the Company’s common stock covered by exercisable and unexercisable options and unvested DRSUs held by the Company’s named executive officers as of December 31, 2016.
	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
D.T. Dietrich	13,740	—	N/A	$24.56	1/27/2020			N/A	N/A
	14,894	—		$32.23	1/26/2021
	18,256	—		$32.03	1/25/2022
	18,558	—		$41.29	1/22/2023
	9,291	4,645		$57.97	1/22/2024
	4,674	9,346		$60.19	1/20/2025
	—	22,968		$38.29	1/19/2016
						30,898(3)	$2,386,871
T.J. Meek	10,000	—	N/A	$22.18	9/1/2019			N/A	N/A
	20,000	—		$24.56	1/27/2020
	15,250	—		$32.23	1/26/2021
	17,114	—		$32.03	1/25/2022
	16,795	—		$41.29	1/22/2023
	8,406	4,202		$57.97	1/22/2024
	3,971	7,941		$60.19	1/20/2025
	—	19,330		$38.29	1/19/2016
						27,867(4)	$2,152,726
D. J. Monagle	24,000	—	N/A	$19.86	1/28/2019			N/A	N/A
	19,100	—		$24.56	1/27/2020
	18,364	—		$32.23	1/26/2021
	20,478	—		$32.03	1/25/2022
	19,673	—		$41.29	1/22/2023
	9,732	4,866		$57.97	1/22/2024
	787	393		$65.16	4/01/2024
	4,743	9,486		$60.19	1/20/2025
	—	23,093		$38.29	1/19/2026
						25,012(5)	$1,932,177
G.L. Castagna	3,131	1,565	N/A	$61.27	6/03/2024			N/A	N/A
	2,921	5,841		$60.19	1/20/2025
	—	16,538		$38.29	1/19/2026
						25,524(6)	$1,971,729
J. J. Hastings	5,190	—	N/A	$32.03	1/25/2022			N/A	N/A
	10,718	—		$41.29	1/22/2023
	1,021	—		$42.42	3/20/2023
	5,974	2,986		$57.97	1/22/2024
	2,605	5,209		$60.19	1/20/2025
	—	12,922		$38.29	1/19/2026
						22,158(7)	$1,711,706
J.C. Muscari	67,672	—	N/A	$32.23	1/26/2021			N/A	N/A
	66,292	—		$32.03	1/25/2022
	59,301	—		$41.29	1/22/2023
	42,405	—		$57.97	1/22/2024
	41,061	—		$60.19	1/20/2025
						—	$—
(1)
Except as otherwise noted, option awards vest in three equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date, subject to accelerated vesting in specified circumstances. The grant date is ten years earlier than the expiration date reported in the Option Expiration column.

(2)
The market value is calculated by multiplying the number of DRSUs by $77.25, the closing price of the Company’s common stock on December 31, 2016.

(3)
Consists of unvested portions of the following: 2,449 DRSUs granted on January 22, 2014 and vesting in three equal annual installments beginning

62MINERALS TECHNOLOGIES   2017 Proxy Statement

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January 22, 2015; 15,285 DRSUs granted on January 20, 2015 and vesting in three equal annual installments beginning January 20, 2016; and 13,164 DRSUs granted on January 19, 2016 and vesting in three equal annual installments beginning January 19, 2017.
(4)
Consists of unvested portions of the following: 2,196 DRSUs granted on January 22, 2014 and vesting in three equal annual installments beginning January 22, 2015; 14,486 DRSUs granted on January 20, 2015 and vesting in three equal annual installments beginning January 20, 2016; and 11,185 DRSUs granted on January 19, 2016 and vesting in three equal annual installments beginning January 19, 2017.

(5)
Consists of unvested portions of the following: 2,530 DRSUs granted on January 22, 2014 and vesting in three equal annual installments beginning January 22, 2015; 102 DRSUs granted on April 1, 2014 and vesting in three equal annual installments beginning April 1, 2015; 9,273 DRSUs granted on January 20, 2015 and vesting in three equal annual installments beginning January 20, 2016; and 13,107 DRSUs granted on January 19, 2016 and vesting in three equal annual installments beginning January 19, 2017.

(6)
Consists of unvested portions of the following: 9,031 DRSUs granted on June 3, 2014 and vesting in three equal annual installments beginning June 3, 2015; 6,923 DRSU’s granted on January 20, 2015 and vesting in three equal annual installments beginning January 20, 2016; and 9,570 DRSU’s granted on January 19, 2016 and vesting in three equal annual installments beginning January 19, 2017.

(7)
Consists of unvested portions of the following: 1,265 DRSUs granted on January 22, 2014 and vesting in three equal annual installments beginning January 22, 2015; 13,486 DRSUs granted on January 20, 2015 and vesting in three equal annual installments beginning January 20, 2016; and 7,407 DRSUs granted on January 19, 2016 and vesting in three equal annual installments beginning January 19, 2017.

Option Exercises and Stock Vested—2016
The table below discloses the number of shares acquired through option exercises and vesting of DRSUs and the value at the time of exercise and vesting by the named executive officers during 2016.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
D.T. Dietrich	14,200	525,585	13,371	513,640
T.J. Meek	—	—	12,379	475,170
D.J. Monagle	10,200	392,169	10,692	415,616
G.L. Castagna	—	—	12,494	649,700
J.J. Hastings	10,430	435,827	9,676	371,538
J.C. Muscari	—	—	56,590	2,121,276
(1)
Certain of these shares were withheld for the payment of taxes.

Pension Benefits—2016
The table below quantifies the benefits expected to be paid to the named executive officers from the Company’s defined benefit pension plans.
Name	Plan Name	Present Value of Number of Years Credited Service (#)	Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
D.T. Dietrich	Retirement Plan	9.4	$86,053	—
	Supplemental Retirement Plan	9.4	$172,946	—
T.J. Meek	Retirement Plan	7.3	$90,503	—
	Supplemental Retirement Plan	7.3	$180,095	—
D.J. Monagle	Retirement Plan	14.0	$143,770	—
	Supplemental Retirement Plan	14.0	$193,768	—
G.L. Castagna	Retirement Plan-PC&E	15.9	$404,779	—
	Supplemental Retirement Plan-PC&E	15.9	$1,007,999	—
J.J. Hastings	Retirement Plan	—	—	—
	Supplemental Retirement Plan	—	—	—
J.C. Muscari	Retirement Plan	9.5	$129,026	—
	Supplemental Retirement Plan	9.5	$876,455	—
(1)
The present value of accumulated benefits under the Retirement Plan and Supplemental Retirement Plan is calculated using the following assumptions: (a) a discount rate of 3.83% for the Retirement Plan and 3.21% for the Nonfunded Supplemental Retirement Plan and (b) mortality rates from the RP-2014 Mortality Table adjusted to 2006 with Generational Projection (Scale MP-2016) at 2016 year end, post-retirement only. The present value of accumulated benefits under the Retirement Plan-PC&E and Supplemental Retirement Plan-PC&E is calculated using the following assumptions: (a) a discount rate of 4.04% for the Retirement Plan-PC&E and 4.04% for the Supplemental Retirement Plan-PC&E and (b) mortality rates from the RP-2014 Mortality Table adjusted to 2006 with Generational Projection (Scale MP-2016) at 2016 year end, post-retirement only.

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 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
The Retirement Plan and Retirement Plan-PC&E are tax qualified pension plans which pay retirement benefits within the limits prescribed by the Code. The Supplemental Retirement Plan and Supplemental Retirement Plan-PC&E are unfunded, non-tax qualified pension plans which pay retirement benefits in excess of such Code limits.
For employees hired after January 1, 2002 and before January 1, 2010 (which include all of our named executive officers except Mr. Castagna and Mr. Hastings), accumulated benefits under the Retirement Plan and the Supplemental Retirement Plan are based upon a cash balance formula which credits such employees with annual pay credits equal to 5% of the employee’s pensionable earnings for the year. An employee’s cash balance account will also receive interest credits each year, based on a market rate of interest declared at the end of each year. The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age (later of 65 and 3 years of service), assuming that the named executive officer remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the December 31, 2016 cash balance account to normal retirement age using annual interest credits of 1.74%. This projected cash balance is then converted to an annuity benefit using the September 2016 rates and the IRS prescribed mortality for 2017. The present value of accumulated benefit under the cash balance formula is based upon this annuity benefit, payable as a life annuity with no death benefit.
Mr. Muscari passed away on September 3, 2016, his cash balance account was calculated as of October 1, 2016 and converted to an annuity using the June 2016 rates and the IRS prescribed mortality for 2016.
Present Value of Accumulated Benefits may decrease year over year, due to the change in interest credit rate and other present value assumptions used for each year-end calculation.
The Retirement Plan was closed to new entrants effective January 1, 2010. Accordingly, employees hired after January 1, 2010, including Mr. Hastings, are not entitled to participate in the Retirement Plan or Supplemental Retirement Plan.
The accumulated benefits under the Retirement Plan-PC&E and the Supplementary Retirement Plan-PC&E for Mr. Castagna are calculated as the sum of   (a) 0.75% of final monthly compensation times years of credited service and (b) 0.75% of final monthly compensation in excess of Social Security covered compensation level times years of credited service up to a maximum of 35 years. The calculated accumulated benefit will be no less than $15 times years of credited service.

Non-Qualified Deferred Compensation—2016
The following table shows contributions, earnings and account balances for the named executive officers in the Supplemental Savings Plan. The Supplemental Savings Plan is an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Code imposes on benefits under the Company’s Savings and Investment Plan (the Company’s 401(k) plan).
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
D.T. Dietrich	27,191	21,753	106,745	0	392,563
T.J. Meek	50,500	20,200	190,542	0	566,670
D.J. Monagle	27,280	18,187	99,090	0	456,227
G.L. Castagna	—	—	—	—	—
J.J. Hastings	29,145	16,654	37,179	—	201,545
J.C. Muscari	49,808	28,462	347,224	–1,523,262	—
(1)
Named executive officers may elect to defer payment up to the greater of 6% or that percentage of regular earnings that the named executive officer would have been otherwise able to contribute on a before-tax basis to the Company’s Savings and Investment Plan. At the named executive officer’s election, such deferral will be credited to the named executive officer’s account in the dollar amount of the deferred regular earnings, or as the number of units calculated by dividing the dollar amount of regular earnings deferred by the closing price of the Company’s common stock on the last business day of the month in which the payment of such regular earnings would have been made.

(2)
The amounts reported in this column represent matching contributions by the Company and were also reported as part of the named executive officers’ “All Other Compensation” in the Summary Compensation table and specifically listed in Footnote 5 to such table. Under the Company’s Savings and Investment Plan, the Company contributes $1 for every $1 contributed by the named executive officer of the first 3% of regular earnings and $1 for every $2 of the next 2% of the named executive officer’s regular earnings. If the Code restrictions prevent the named executive officer from receiving matching contributions under the Company’s Savings and Investment Plan, the named executive officer’s account will be credited by the amounts that would have been otherwise contributed by the Company as matching contributions. Matching contributions are held in the general funds of the Company and are credited to the named executive officer’s account in the form of units only, calculated as described in note (1) above.

(3)
The amounts reported in this column represent the aggregate earnings during 2016 of each named executive officer’s account. Dollar amounts in the named executive officer’s account are credited with the interest at a rate equal to the Fixed Income Fund of the Company’s Savings and Investment Plan; units in a named executive officer’s account are marked to market monthly. Whenever a cash dividend is paid on the Company’s common stock, the number of units is increased as follows: the number of units in the named executive officer’s account are multiplied by the cash dividend and divided by the closing price of the Company’s common stock on the dividend record date. None of the named executive officers had any “above market earnings” reportable in column (h) of the Summary Compensation Table.

64MINERALS TECHNOLOGIES   2017 Proxy Statement

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Potential Payments on Termination or Change in Control—2016
The following table summarizes the estimated payments to be made to each named executive officer serving as of December 31, 2016 derived from their employment agreements, change in control agreements (“CIC agreements”), the terms of their grants and awards and the Company’s Stock Award and Incentive Plans (i) prior to a change in control and in connection with any termination of employment including voluntary termination, for cause termination, death, disability, retirement, termination without cause or resignation for good reason, and (ii) upon a change in control without termination of employment and termination without cause or resignation for good reason.
For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the triggering event took place on the last business day of our most recently completed fiscal year, December 31, 2016, and that the price per share of our common stock is the closing market price as of that date, $77.25.

Our employment agreements and CIC agreements with our named executive officers are described following the table.
	Upon Termination and Prior to a Change in Control			On or After a Change in Control
Name	Voluntary Resignation or “For Cause” Termination	Death, Disability or Retirement	Termination without “Cause” or Resignation for “Good Reason”	No Termination of Employment	Termination without “Cause” or Resignation for “Good Reason”
D.T. Dietrich
Severance Payment(1)	$0	$0	$3,200,000	$0	$4,800,000(2)
Benefits(3)	0	0	80,565	0	80,565
DRSU Vesting(4)	0	0	0	0	2,386,871
Stock Option Vesting(5)	0	0	0	0	1,144,016
Performance Unit Vesting(6)	0	0	0	0	984,000
T.J. Meek
Severance Payment(1)	$0	$0	$1,282,050	$0	$2,564,100(2)
Benefits(3)	0	0	62,537	0	62,537
DRSU Vesting(4)	0	0	0	0	2,152,726
Stock Option Vesting(5)	0	0	0	0	969,742
Performance Unit Vesting(6)	0	0	0	0	836,000
D.J. Monagle
Severance Payment(1)	$0	$0	$1,294,125	$0	$2,588,250(2)
Benefits(3)	0	0	87,171	0	87,171
DRSU Vesting(4)	0	0	0	0	1,932,177
Stock Option Vesting(5)	0	0	0	0	1,160,290
Performance Unit Vesting(6)	0	0	0	0	993,900
G.L. Castagna
Severance Payment(1)	$0	$0	$1,260,000	$0	$2,520,000(2)
Benefits(3)	0	0	59,813	0	59,813
DRSU Vesting(4)	0	0	0	0	1,971,729
Stock Option Vesting(5)	0	0	0	0	769,096
Performance Unit Vesting(6)	0	0	0	0	691,300
J.J. Hastings
Severance Payment(1)	$0	$0	$1,117,463	$0	$2,234,926(2)
Benefits(3)	0	0	68,223	0	68,223
DRSU Vesting(4)	0	0	0	0	1,711,706
Stock Option Vesting(5)	0	0	0	0	649,982
Performance Unit Vesting(6)	0	0	0	0	551,000
(1)
Represents cash payments potentially payable upon termination of employment. Amounts shown for termination without “Cause” or resignation for “Good Reason” prior to a change in control equal 2 times the sum of base salary and target bonus for Mr. Dietrich and 1.5 times the sum of base salary and target bonus for the other named executive officers. Amounts shown for termination without “Cause” or resignation for “Good Reason” on or after a change in control equal 3.0 times the sum base salary and target bonus for all named executive officers.

(2)
Severance payment may be reduced if the full payment would result in a portion of the payment being subject to the excise tax under Section 4999 of the Code. In such event, the amount of the severance payment will be reduced by the minimum amount necessary such that no portion of the severance payment is subject to the excise tax.

(3)
This amount represents an amount equal to 1.5 times the present value of 24 months of life, disability, accident and health insurance coverage.

(4)
This amount represents the aggregate value of DRSUs which would become vested as a direct result of the termination event and/or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. The value of DRSUs is based on a closing stock price of  $77.25 on December 31, 2016.

MINERALS TECHNOLOGIES   2017 Proxy Statement65

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
(5)
This amount represents the aggregate in-the-money value of stock options which would become vested as a direct result of the termination event and/or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not attribute any additional value to stock options based on their remaining term and does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. Represents the intrinsic value of stock options, based on a closing stock price of  $77.25 on December 31, 2016.

(6)
For termination due to death, disability or retirement, if a participant has been employed for two of the three years of the performance period, participant is eligible to receive a pro rata payout at the end of the performance period based on actual performance. Participants who have been employed for less than two of the three years of the performance period forfeit outstanding units related to that performance cycle. The Plan gives the Compensation Committee discretion to accelerate the vesting of Performance Units upon a change in control. Under the officers’ revised CIC agreements, vesting of such Performance Units is required to be accelerated upon a change of control. Amounts represent vesting of Performance Units granted in 2015 and 2016 at the target of  $100 per Unit.

Employment Agreements
The Company has employment agreements with each of our named executive officers. We entered into a revised employment agreement with Mr. Dietrich upon his election as Chief Executive Officer in December 2016, and in 2017 we entered into updated contracts with our other executive officers.
The term of each of these agreements was initially 18 months, or 24 months in the case of Mr. Dietrich, and, pursuant to the agreement, is extended on the first day of each month during the term for an additional month, unless either the employee or the employer gives the other written notice that the agreement should not be further extended or the employee reaches age 65. Under the employment agreements, each of the named executive officers is entitled to an annual base salary not less than their current annual base salary. Each may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees. Under each named executive officer’s agreement, he has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for “Cause.” “Cause” is defined in the agreements as (i) the failure to perform material obligations, following notice and a reasonable period of time to cure such failure and (ii) acts of felony, fraud or theft. Similarly, the named executive officer may resign for “Good Reason.” “Good Reason” is defined in the agreements as (i) the assignment of duties materially inconsistent with the executive’s position, removal from that position, or a substantial diminution in the nature or status of executive’s responsibilities, (ii) a material reduction of the executive’s benefits or base salary, (iii) relocation of the executive office in which executive is located to a location more than fifty miles away and more than 100 miles from Company’s principal corporate office, and (iv) the failure to obtain a reasonably satisfactory agreement from any successor company to assume and agree to perform the agreement. We note, with respect to part (iv) of  “Good Reason,” that the employment agreement does not provide guaranteed severance on an acquisition of the Company—an executive only has “Good Reason” to terminate his employment if the acquiring company defaults on its obligations to the executive by failing to assume the obligations under his employment agreement.
Pursuant to the employment agreements, our named executive officers are entitled to severance payments upon termination of employment by the Company “without Cause” or by the named executive officer for “Good Reason.” Severance payments are equal to a multiple of base salary (the multiples are 2 times for Mr. Dietrich and 1.5 times for the other named executive officers) plus an amount equal to the bonus amount that would have otherwise been payable to him during the term of the agreement, but not more than average of such bonus amounts in the prior two years.

Change in Control Agreements
The Company also has Change in Control (CIC) agreements with certain of its executive officers, including each of the named executive officers. The CIC agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then-existing term. These agreements are intended to provide for continuity of management in the event of a change in control of the Company.
Based on shareholder feedback we received in 2016, we have revised the formula for determining the severance payment amount to which each executive officer is entitled under the CIC agreements. As revised, if, following a change in control, the executive officer is terminated by the Company for any reason, other than for disability, death, retirement or for Cause (as defined in the agreements), or if the executive officer terminates his or her employment for Good Reason (as defined in the agreements), then the executive is entitled to a severance payment of three times the sum of the

66MINERALS TECHNOLOGIES   2017 Proxy Statement

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
executive’s base salary and target bonus (in each case, as in effect immediately prior to the change in control or immediately prior to the date of termination, whichever is greater). The severance payment generally will be made in a lump sum. If it is determined that the severance payment plus all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G of the Code would result in a portion of the severance payment being subject to the excise tax under Section 4999 of the Code, then the amount of the severance payment shall be reduced by the minimum amount necessary such that no portion of the payment will be subject to the excise tax. No excise tax “gross-up” is payable by the Company to the executive.
Under the CIC agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a “change in control” in accordance with the Securities Exchange Act of 1934, as amended; (ii) any person acquires 30% of our voting securities; (iii) a majority of our directors are replaced during a two-year period, without such directors being approved by two-thirds of the continuing directors; or (iv) we consummate a merger, liquidation or sale of all or substantially all our assets.
For a period of up to two years following a termination that entitles an executive officer to severance payments, the Company will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverage would result in an excise tax being imposed under Section 4999 of the Code.
The CIC agreements also provide that upon the occurrence of certain stated events that constitute a “potential change in control” of the Company, the executive officer agrees not to voluntarily terminate his employment with the Company for a six-month period.

Stock Award and Incentive Plans
At the Company’s 2015 Annual Meeting of Shareholders, our shareholders ratified the adoption of the Company’s 2015 Stock Award and Incentive Plan. The 2015 Plan is substantially similar to the 2001 Stock Award and Incentive Plan. The Company established the 2015 Plan to increase the total number of shares of common stock reserved and available for issuance by 880,000 shares from the number of shares remaining under the 2001 Plan. With the ratification of the 2016 Plan by our shareholders, the 2001 Plan was discontinued as to new grants (however, all awards previously granted under the 2001 Plan remained unchanged).
The Plans provide for accelerated vesting of stock options and DRSUs upon a change in control of the Company. The Plans require a “double trigger” for accelerated vesting (i.e., both a change in control and termination). The Plans also give the Compensation Committee discretion to accelerate the vesting of Performance Units.

Grantor Trust
In order to secure the benefits accrued under certain programs such as the Supplemental Retirement Plan and the Supplemental Savings Plan, the Company has entered into an agreement establishing a grantor trust within the meaning of the Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans, upon the occurrence of certain events defined as constituting a change in control, for compliance with Code Section 409A, and in certain other circumstances.

Director Compensation—2016
The table below summarizes the annual compensation for the Company’s directors during 2016. Each compensation element is discussed in the text following the table.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Joseph C. Breunig	$90,000	$90,000	N/A	N/A	N/A	$461	$180,461
John J. Carmola	$69,046(4)	$90,000	N/A	N/A	N/A	$980	$160,026
Robert L. Clark	$85,500(4)	$90,000	N/A	N/A	N/A	$2,523	$178,023
Douglas T. Dietrich(5)	$—	$—	N/A	N/A	N/A	$—	$—
Duane R. Dunham(6)	$525,458	$90,000	N/A	N/A	N/A	$4,876	$620,334
Joseph C. Muscari(7)	$—	$—	N/A	N/A	N/A	$568	$568
Marc E. Robinson	$90,000	$90,000	N/A	N/A	N/A	$1,488	$181,488
Barbara R. Smith	$100,000	$90,000	N/A	N/A	N/A	$2,067	$192,067
Donald C. Winter	$90,000(4)	$90,000	N/A	N/A	N/A	$1,420	$181,420
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 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
(1)
Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of phantom stock units awarded to each director pursuant to the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors calculated by multiplying the number of units by the closing price of our common stock on the grant date. Each Non-Employee Director was granted 1,495.513 phantom stock units on May 11, 2016, on which date the closing price of our common stock was $60.18 per share. Such phantom stock units were non-forfeitable upon grant.

The following table lists the total number of phantom stock units held by each non-employee director as of December 31, 2016. The units are payable in cash upon the director’s termination of service on the Board. (See “Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors” below.)
J.C. Breunig	2,683
J.J. Carmola	5,424
R.L. Clark	13,070
D.R. Dunham	24,798
M.E. Robinson	7,826
B.R. Smith	10,726
D.C. Winter	8,022
(2)
The Company does not currently compensate its directors with stock options.

(3)
All Other Compensation consists of the value of dividends earned, in the amount of $0.05 per unit awarded quarterly and calculated by multiplying the number of units held by the director on the dividend record date.

(4)
During 2016, Dr. Winter elected to defer his fees, and Dr. Clark and Mr. Carmola elected to partially defer their fees, in units which have the economic value of one share of the Company’s stock as permitted under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors.

(5)
Mr. Dietrich was elected Chief Executive Officer of the Company and a Director in December 2016.

(6)
Mr. Dunham was elected Chairman of the Board on September 6, 2016 following the passing of Mr. Muscari. On September 20, 2016, the Compensation Committee approved a temporary monthly stipend in the amount of  $50,000 per month to Mr. Dunham for the period from his election as Chairman until a permanent chief executive officer of the Company was appointed. The Committee also determined that Mr. Dunham shall be eligible for a special recognition bonus for his roles, in an amount to be determined, once a permanent chief executive officer was appointed. Such amount was subsequently determined to be $200,000. The objective of the special recognition bonus was to recognize the additional duties, time commitment and stability provided by Mr. Dunham during a period of substantial uncertainty.

(7)
Mr. Muscari served as a non-employee director until his appointment as Chairman and Chief Executive Officer of the Company on March 1, 2007. Since that date through his death in September 2016, Mr. Muscari was no longer compensated as a director.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of the Company have the right to defer their fees. Through 2007, at each director’s election, his or her deferred fees were credited to his or her account either as dollars or as units which have the economic value of one share of the Company’s stock. Starting in 2008, deferred fees are credited as units. Dollar balances in a director’s account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Company’s Savings and Investment Plan. If a director’s deferred fees are credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock on the date such fees accrue.
During 2016, each of the non-employee directors received an annual retainer fee of  $162,500, comprised of  $72,500 paid in cash and $90,000 in units, for serving as a director. In addition, the following Committee retainer fees were paid: $20,000 for the Audit Committee Chair and $10,000 for Audit Committee members; $15,000 for the Compensation Committee Chair and $7,500 for Compensation Committee members; and $15,000 for the Corporate Governance and Nominating Committee Chair and $7,500 for Corporate Governance and Nominating Committee members. On September 20, 2016, the Compensation Committee also approved payment to the non-executive Chairman of the Board of an annual cash retainer of  $127,500 for serving in such role.

68MINERALS TECHNOLOGIES   2017 Proxy Statement

 ITEM 5—Shareholder Proposal Regarding proxy access
ITEM 5—Shareholder Proposal Regarding proxy access
City of New York, Office of the Comptroller, One Centre Street, 8th Floor North, New York, NY 10007-2341, custodian and trustee for New York City Pension Funds, owners of 185,119 shares of Common Stock, submitted the following proposal:

RESOLVED:   Shareholders of Minerals Technologies Inc. (the “Company”) ask the board of directors (the “Board”) to take the steps necessary to adopt a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed the larger of two or one quarter of the directors then serving. This bylaw, which shall supplement the existing rights under Company bylaws, shall provide that a Nominator must:

a) have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)
give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as a director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access will make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access could raise overall US market capitalization by up to $140.3 billion if adopted market-wide, “with little cost or disruption.” (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed terms are similar to those in vacated SEC Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf). The SEC, following extensive analysis and input from market participants, determined that those terms struck the proper balance of providing shareholders with viable proxy access while containing appropriate safeguards.

The proposed terms enjoy strong investor support and company acceptance. Between January 2015 and October 2016, 95 similar shareholder proposals received majority votes and at least 270 companies of various sizes across industries enacted bylaws with similar terms.

We urge shareholders to vote FOR this proposal.
MINERALS TECHNOLOGIES   2017 Proxy Statement69

 ITEM 5—Shareholder Proposal Regarding proxy access
Statement Against Shareholder Proposal Regarding Proxy Access
The Board believes that the mechanisms for nominating directors are a critical aspect of corporate governance and any proposal that adds to or changes our shareholders’ existing right to nominate directors should be carefully considered and thoughtfully tailored to ensure that the interests of all our shareholders are protected in a balanced way. To that end, we do not believe that this proposal for proxy access is in the best interests of stockholders at this time. However, we are committed to continuing to engage with our shareholders on this important topic and develop a measured and thoughtful approach based on broad-based shareholder feedback. Accordingly, the Board recommends you vote AGAINST the proposal.
The shareholder proposal is not in the best interests of our stockholders.
The shareholder proposal is not in the best interests of our shareholders because it does not ensure quality director nominees are proposed by independent and impartial shareholders. Rather, if the shareholder proposal were adopted, it could result in a shareholder or group of shareholders advancing their own or their constituencies’ short term financial interests, special interests or narrow agendas that may be in direct conflict with the Company’s long term interests. Our Corporate Governance and Nominating Committee—who is subject to a fiduciary duty to the Company and the independence requirements of the NYSE and SEC—identifies, recruits and recommends for nomination, director candidates who possess a diverse combination of skills, professional experience and backgrounds necessary to oversee our business. The shareholder proposal, on the other hand, would allow shareholders who have no fiduciary duty and are not bound by the Company’s Corporate Governance Guidelines or the NYSE or SEC independence rules to advance their own agenda or narrow interests or those of unknown third-parties, without regard to the Company’s best interests, by bypassing the existing objective recruiting process the Board of Directors uses to nominate directors. While shareholders would be free to reject nominees, the cost and disruption of having to defend against narrow agenda-driven attacks is not in shareholders’ interests.
The shareholder proposal could cause disruption to the Company’s orderly annual election of directors.
If adopted, the proxy access proposal could result in contested director elections becoming a routine event. Divisive proxy contests could occur every year and substantially disrupt Company affairs and the effective functioning of our Board of Directors without adding any significant value to the current process. This could harm us in various ways, including the potential for high annual turnover of Directors leading to an inexperienced Board of Directors that lacks sufficient knowledge and understanding of the Company’s current and past business which is necessary to provide meaningful and effective oversight of the Company’s operations and long-term strategies. Abrupt changes in the composition of the Company’s Board of Directors could lead to disruptions and possible turnover of our management, which in turn may impair our ability to develop and execute on long-term plans. In addition, our management and directors would be required to divert their time from managing and overseeing Company business to focus on proxy contests in the election of directors. Disruption of our Board of Directors’ functioning could disrupt the ongoing implementation of our successful strategies and put shareholder value at risk.
Our shareholders are already entitled to recommend director nominees, whom the Board will evaluate in accordance with our existing corporate governance practices.
Our shareholders may already recommend one or more director nominees, whom the Board will evaluate under the same criteria it applies to its own candidates. We believe the process currently contained in the Company’s Corporate Governance Guidelines best protects the interests of our shareholders by way of requiring thoughtful identification and screening of experienced and diverse director nominees, which helps us achieve the optimal balance of directors. Furthermore, our Corporate Governance Guidelines require that we review our processes each year to ensure that we are continually striving for an effective board of directors that will best represent and serve our shareholders’ long term interests. Board members with the right mix of background, expertise, experience and perspective are the fundamental prerequisite for a high-functioning and diverse board. We believe that the selection of such candidates is best left to the members of the Corporate Governance and Nominating Committee.
Our shareholder outreach program encourages shareholder engagement and representation, and we will continue to engage on this topic.
The Board takes very seriously the fact that shareholders have elected us to protect and enhance their interests in Minerals Technologies. We believe that accountability to shareholders is not just a mark of good governance, but also an important component of the Company’s success. In that spirit, the Company engages in an annual shareholder engagement program. Over the years, this engagement has helped ensure that shareholders’ views are heard by the Company and that those views are considered as the Board exercises its fiduciary duties. In the past year, we have in particular solicited our shareholders’ feedback regarding proxy access. As a result, we understand that the desire for proxy access is largely driven by a genuine interest to find ways to ensure that boards are comprised of the right people to effectively represent shareholder interests. But, what also

70MINERALS TECHNOLOGIES   2017 Proxy Statement

 ITEM 5—Shareholder Proposal Regarding proxy access
is clear is that there continues to be a variety of viewpoints among shareholders about whether proxy access is necessary and, if so, how a proxy access rule should be structured. As we engaged on this issue over the past year, shareholders have expressed varying points of view on these issues. And, as important as this issue is to investors, it is equally important to the Company. Once adopted, proxy access would be a significant fixture within our Company’s governance framework. It is important that we strike an appropriate balance between ensuring shareholder interests are represented, while minimizing the potential for abuse and disruption.
We are committed to continuing our practice of quality engagement with and responsiveness to our shareholders. When our shareholders express priorities and concerns to us, we respond and, in the past, have made changes to our governance and policies to address their concerns. With respect to proxy access in particular, will continue to actively reach out to our shareholders to discuss the most optimal structure and process for representation of shareholders’ interests on the Board.
We believe the right thing to do now is what we have always done. We will continue to engage with our shareholders to ensure that we have as full an understanding of their views as possible so that it can be incorporated into our approach on this issue. We are hopeful that companies like Minerals Technologies, with good governance practices, a willingness to seriously examine the issue, and robust shareholder engagement, can be permitted to develop a measured and thoughtful approach based on broad-based shareholder feedback. Accordingly, the Board of Directors recommends a vote AGAINST the shareholder proposal regarding proxy access.

Item 5. Shareholder Proposal Regarding Proxy Access
Board Recommendation
A vote AGAINST the Shareholder Proposal regarding proxy access is unanimously recommended.
* * *
By Order of the Board of Directors,
Thomas J. Meek
Senior Vice President, General Counsel,
Human Resources, Secretary and
Chief Compliance Officer
MINERALS TECHNOLOGIES   2017 Proxy Statement71

 APPENDIX A
APPENDIX A
Additional Information Regarding Non-GAAP Financial Measures (unaudited)
The information set forth in the Proxy Summary and the Compensation Discussion and Analysis present financial measures of the Company that exclude certain special items, and are therefore not in accordance with GAAP. The following is a presentation of the Company’s non-GAAP income and operating income, excluding special items, and EBITDA for the years ended December 31, 2016 and December 31, 2015 and a reconciliation to GAAP net income and operating income, respectively, for such periods. The Company’s management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors’ understanding of historic operating trends.
(millions of dollars, except per share data)	Year Ended
	Dec. 31, 2016	Dec. 31, 2015

Income from continuing operations attributable to MTI	$133.4	$107.9
Special items:
Acquisition related transaction and integration costs	8.0	11.8
Restructuring and other charges	28.3	45.2
Debt extinguishment costs and fees	0.0	4.5
Write-down of investment	0.0	7.6
Related tax effects on special items	(12.3)	(26.0)
Income from continuing operations attributable to MTI, excluding special items	$157.4	$151.0
Diluted earnings per share, excluding special items	$4.47	$4.31
Segment Operating Income Data
Specialty Minerals Segment	$102.7	$100.8
Performance Materials Segment	97.5	95.9
Construction Technologies Segment	23.6	22.5
Refractories Segment	37.0	27.8
Energy Services Segment	(25.9)	(27.9)
Unallocated Corporate Expenses	(6.0)	(7.0)
Acquisition related transaction costs	(8.0)	(11.8)
Consolidated	$220.9	$200.3
Special Items
Refractories Segment	$(2.0)	$2.0
Energy Services Segment	30.3	42.0
Unallocated Corporate Expenses	0.0	1.3
Acquisition related transaction costs	8.0	11.8
Consolidated	$36.3	$57.1
Segment Operating Income, Excluding Special Items
Specialty Minerals Segment	$102.7	$100.8
Refractories Segment	97.5	29.8
Performance Materials Segment	23.6	95.9
Construction Technologies Segment	35.0	22.5
Energy Services Segment	4.4	14.1
Unallocated Corporate Expenses	(6.0)	(5.7)
Consolidated	$257.2	$257.4
% of Sales	15.7%	14.3%

72MINERALS TECHNOLOGIES   2017 Proxy Statement

 APPENDIX A
(millions of dollars, except per share data)	Year Ended
	Dec. 31, 2016	Dec. 31, 2015

Reconciliation of EBITDA
Income from continuing operations before provision for taxes and equity in earnings	$170.3	$132.6
Add back interest, depreciation & amortization and special items:
Interest expense	54.4	60.9
Premium on early extinguishment of debt	0.0	4.5
Depreciation & amortization	91.9	98.3
Restructuring and other charges	28.3	45.2
Acquisition related transaction and integration costs	8.0	11.8
Write-down of investment	0.0	7.6
Other	0.1	0.1
Consolidated	$353.0	$361.0

MINERALS TECHNOLOGIES   2017 Proxy Statement73

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a. Joseph C. Breunig	☐	☐	☐
1b. Duane R. Dunham	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. Ratify the appointment of KPMG LLP as the independent registered public accounting firm for the 2017 fiscal year.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	**2 years**	**3 years**	**Abstain**
4. Advisory vote on the frequency of future advisory executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	**Against**	**Abstain**
5. Shareholder proposal regarding proxy access.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000328380_1 R1.0.1.15

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach and return your proxy vote in the enclosed postage envelope. You may also vote your shares by telephone or via the internet. If you choose to vote by telephone or via the internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings Plan, you may direct the trustee of the Plan how to vote the shares allocated to your account under the Plan by casting your vote by May 15, 2017. If you not direct the trustee, the trustee will vote any undirected shares in the same proportion as those for which it has received instructions. As a participant in the plan, your vote remains confidential.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

MINERALS TECHNOLOGIES INC.
Annual Meeting of Shareholders
May 17, 2017, 9:00 a.m. ET
1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas J. Meek, Douglas T. Dietrich and Alexander K. Sudnik, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Minerals Technologies Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Minerals Technologies Inc. to be held May 17, 2017 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, ONE YEAR FOR PROPOSAL 4, AGAINST PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000328380_2 R1.0.1.15